Exhibit 10.1

MONSANTO SAVINGS AND INVESTMENT PLAN

(AMENDED AND RESTATED EFFECTIVE JUNE 1, 2012)

SECTION 1 INTRODUCTION		1

1.1	The Plan	1

1.2	Purpose	1

1.3	Establishment, Effective Date, and Restatement Date	1

1.4	Plan Administration	2

1.5	Investment Committee	2

1.6	Employers	2

1.7	Use of Terms	2

1.8	Supplements	2

SECTION 2 DEFINITIONS		2

2.1	Accounting Date	2

2.2	Accounts	3

2.3	Affiliate	3

2.4	After-Tax Account	3

2.5	After-Tax Contributions	3

2.6	Alternate Payee	3

2.7	Annual Addition	3

2.8	Authorized Mid-Year Terminations	4

2.9	Before-Tax Account	4

2.10	Before-Tax Contributions	4

2.11	Beneficiary	5

2.12	Board	5

2.13	Break in Service	5

2.14	Catch-Up Contributions	5

2.15	Change of Control	5

2.16	Code	7

2.17	Company	7

2.18	Company Stock Funds	7

2.19	Defined Contribution Plans	7

2.20	Direct Rollover Account	7

2.21	Direct Rollover Contributions	8

2.22	Disabled or Disability	8

2.23	Diversification Election	8

2.24	Effective Date	8

2.25	Eligible Compensation	8

2.26	Eligible Employee	9

2.27	Employee	10

2.28	Employee Group A	10

2.29	Employee Group B	10

2.30	Employer	10

2.31	Employer Accounts	10

2.32	Employer Contributions	10

2.33	Employer Core Account	10

2.34	Employer Core Contributions	10

2.35	Employer Correcting Contributions	11

2.36	Employer Matching Account	11

2.37	Employer Matching Contributions	11

2.38	Employer Non-Elective Contributions	11

2.39	Employer Special Allocation Account	11

2.40	Employment Commencement Date	11

2.41	ERISA	11

2.42	Extended Group	11

2.43	Fiscal Year	11

2.44	Five-Year Break in Service	11

2.45	Forfeitures	11

2.46	Highly Compensated Employee	11

2.47	Hour of Service	11

2.48	Independent Fiduciary	12

2.49	Internal People Committee	12

2.50	Investment Committee	12

2.51	Investment Funds	12

2.52	Investment Manager	12

2.53	Leased Employee	12

2.54	Loan Account	12

2.55	Loan Fund	12

2.56	Loan Procedures	12

2.57	Maternity or Paternity Absence	12

2.58	Moderately Aggressive Portfolio	13

2.59	Normal Retirement Age	13

2.60	Old Monsanto	13

2.61	Old Monsanto Plan	13

2.62	Participant	13

2.63	Participant Accounts	13

2.64	Participant Contributions	13

2.65	People Committee	13

2.66	Plan	13

2.67	Plan Administrator	13

2.68	Plan Committee	13

2.69	Plan Year	13

2.70	Predecessor Company	13

2.71	Predecessor Plans	14

2.72	Pre-Mixed Portfolio	14

2.73	Qualified Domestic Relations Order (QDRO)	14

2.74	Qualified Matching Contributions	14

2.75	Qualified Non-Elective Contributions	14

2.76	Reemployment Commencement Date	14

2.77	Required Beginning Date	14

2.78	Restatement Date	14

2.79	Subsidiary	14

2.80	Temporary Employee	14

2.81	Termination of Employment	14

2.82	Trust Agreement	15

2.83	Trust Fund	15

2.84	Trustee	15

2.85	Vacation Account	15

2.86	Vacation Contributions	15

2.87	Vesting Percentage	15

2.88	Vesting Service	15

2.89	Years of Service	15

SECTION 3 PARTICIPATION		15

3.1	Eligibility for Participation	15

3.2	Automatic Enrollment	16

3.3	Leased Employees	16

3.4	Notice of Eligibility; Election of Participation	16

3.5	Change in Participant’s Status	17

SECTION 4 PARTICIPANT CONTRIBUTIONS		17

4.1	Participant Accounts	17

4.2	Authorization of Before-Tax Contributions	18

4.3	Authorization of After-Tax Contributions	18

4.4	Change in Contribution Rate	19

4.5	Discontinuance and Resumption of Contributions	19

4.6	Catch-Up Contributions	20

4.7	Limitation on Participant Contributions	20

4.8	Deduction of Participant Contributions	20

4.9	Crediting of Participant Contributions	20

4.10	Cancellation of Participant Contributions	21

4.11	Direct Rollover Contributions	21

SECTION 5 EMPLOYER CONTRIBUTIONS		22

5.1	Employer Accounts	22

5.2	Employer Matching Contributions	23

5.3	Employer Core Contributions	25

5.4	Employer Non-Elective Contributions	27

5.5	Employer Correcting Contributions	27

SECTION 6 LIMITATIONS ON CONTRIBUTIONS		28

6.1	Limitation on Employer Contributions	28

6.2	Limitation on Before-Tax Contributions	28

6.3	Limitations on Annual Additions	29

6.4	Definitions	31

6.5	Actual Deferral Percentage Test	34

6.6	Actual Contribution Percentage Test	34

SECTION 7 VESTING AND FORFEITURES		35

7.1	Vesting	35

7.2	Vesting Service or Years of Service for Purposes of Vesting	37

7.3	Forfeitures	38

SECTION 8 ADJUSTMENTS AND ALLOCATIONS		40

8.1	Other Accounts	40

8.2	Adjustment of Participants’ Accounts	40

8.3	Charging Payments and Distributions	41

8.4	Allocation of Employer Contributions and Forfeitures	41

8.5	Allocations Pursuant to Qualified Domestic Relations Order	43

SECTION 9 THE TRUST FUND, THE INVESTMENT FUNDS, THE COMPANY STOCK FUNDS AND THE LOAN FUND		43

9.1	The Trust Fund	43

9.2	The Investment Funds and Employer Company Stock Fund	43

9.3	The Loan Fund	47

9.4	Investment Elections	48

9.5	Investment of Employer Contributions That Were Used to Repay an ESOP Loan	48

9.6	Voting Rights in the Company Stock Funds	50

9.7	Transfers Among Investment Funds	51

9.8	Plan Expenses	53

SECTION 10 PAYMENT OF ACCOUNT BALANCES		54

10.1	Timing of Distributions	54

10.2	Distribution Options	55

10.3	Designation of Beneficiaries	59

10.4	Overpayments/Underpayments	60

SECTION 11 DIRECTED ROLLOVERS		61

11.1	Directed Rollovers	61

11.2	Eligible Rollover Distribution	61

11.3	Eligible Retirement Plan	61

11.4	Distributee	62

11.5	Direct Rollover	62

11.6	Non-Spousal Direct Rollover	62

SECTION 12 WITHDRAWALS		62

12.1	Participant Withdrawals	62

12.2	Withdrawals and Distributions from Before-Tax Accounts Prohibited	63

12.3	Age 59-1/2 Withdrawals	64

12.4	Charging and Allocations of Withdrawals	64

SECTION 13 LOANS		64

13.1	Loans	64

13.2	Loan Eligibility	64

13.3	Loan Application	65

13.4	Maximum Loan	65

13.5	Interest	66

13.6	Term of Loan and Repayment	66

13.7	Source of Loan Funds	67

13.8	Security for Loans	67

13.9	Accounting for Loans	67

13.10	Withdrawals and Distributions While Loan Balance is Outstanding	68

13.11	Unpaid Balances at End of 60-Month Repayment Period	69

13.12	Failure to Repay Loans	70

13.13	Loans to Participants Who Are Retired or Have Incurred a Termination of Employment	70

13.14	Special Loan Provisions for Participants on a Military Leave of Absence	70

13.15	Loan Procedures	71

SECTION 14 ADMINISTRATION		71

14.1	The Plan Committee	71

14.2	The Investment Committee	75

14.3	Service Providers	76

14.4	Delegation of Authority	76

14.5	Uniform Rules	76

SECTION 15 BENEFIT CLAIMS PROCEDURE		76

15.1	Plan Review of Benefit Claims	76

SECTION 16 RELATING TO THE EMPLOYERS		77

16.1	Action by Employers	77

16.2	Additional Employers	78

16.3	Restrictions as to Reversion of Trust Assets to Employers	78

SECTION 17 GENERAL PROVISIONS		78

17.1	Notices	78

17.2	Waiver of Notice	79

17.3	Absence of Guaranty	79

17.4	Employment Rights	79

17.5	Interests Not Transferable	79

17.6	Facility of Payment	79

17.7	Gender and Number	80

17.8	Evidence	80

17.9	Indemnity	80

17.10	Controlling State Law	80

17.11	Severability	80

17.12	Headings	81

17.13	Successors	81

17.14	No Reductions for Social Security Increases	81

17.15	Military Service	81

SECTION 18 AMENDMENT, TERMINATION OR PLAN MERGER		81

18.1	Amendment	81

18.2	Termination	82

18.3	Plan Merger or Consolidation	82

18.4	Notice of Amendment, Termination, or Plan Merger	83

18.5	Vesting and Distribution on Termination	83

18.6	Transfer of Assets and Liabilities	83

SECTION 19 TOP-HEAVY PROVISIONS		84

19.1	Determination of Top-Heavy	84

19.2	Minimum Allocations	85

19.3	Minimum Vesting	86

19.4	Non-Key Employee	86

19.5	Compensation	86

19.6	Top-Heavy Ratio	86

SECTION 20 EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS		88

20.1	Employee Stock Ownership Provisions of the Plan	88

20.2	Effective Date	90

20.3	Definitions	90

20.4	ESOP Loan	91

20.5	Repayment of Loan; ESOP Payment Account	93

20.6	Release from Suspense Account and Allocation Among Participants’ Accounts	96

20.7	Proceeds of ESOP Loans	102

20.8	Acquisition and Disposition of Common Stock of the Company	102

20.9	Employer Contributions to Retire Debt	103

20.10	Put Option	103

20.11	Valuation	105

20.12	Forfeiture Rule	105

20.13	Dividends Paid On Common Stock of the Company	105

20.14	Changes in Allocation and Forfeiture Formulae	108

SCHEDULE I ADOPTING EMPLOYERS		S-1

APPENDIX A HISTORY OF THE COMPANY AND THE PLAN		A-1

MONSANTO SAVINGS AND INVESTMENT PLAN

SECTION 1

Introduction

1.1	The Plan. The MONSANTO SAVINGS AND INVESTMENT PLAN (the “Plan”) is hereby amended and restated, effective June 1, 2012, except where another effective date with respect to a provision is otherwise specifically stated herein. The history of the Company and the Plan are described in Appendix A. The provisions of the Plan as herein amended and restated apply to persons who are Employees of an Employer or Affiliate on or after the Restatement Date, except as otherwise specifically provided herein. The rights of a person who has had a Termination of Employment prior to the Restatement Date and who is not rehired after the Restatement Date, will be determined, except as otherwise specifically provided herein, under the terms of the Plan in effect on the date of the person’s Termination of Employment.

1.2	Purpose. The Plan is maintained by the Employers to provide savings opportunities and supplemental benefits for Eligible Employees. The Plan consists of two components, a profit sharing plan component and a stock bonus plan component (the Employee Stock Ownership Plan (“ESOP”) component), contains a cash or deferred arrangement, and is intended to meet the requirements of and be qualified under Code §§ 401(a) and 401(k). The ESOP component of the Plan, which is set forth in Section 20 and includes both leveraged and non-leveraged portions, is intended to be a stock bonus plan that constitutes an employee stock ownership plan as defined in Code § 4975 and ERISA § 407(d)(6) and is maintained to invest in and provide Eligible Employees with an opportunity to acquire and hold long-term investment and ownership interests in the common stock of the Company.

1.3	Establishment, Effective Date, and Restatement Date. The Plan was established as of June 11, 2001, as an “employee benefit plan” (within the meaning of ERISA § 3(3)). The contribution and benefit provisions of the Plan took effect as of July 1, 2001, which is the Effective Date. Except as otherwise indicated, the Plan has been most recently amended and restated as set forth herein, generally effective as of June 1, 2012, which is the Restatement Date. The restated Plan includes certain new provisions which apply to individuals hired by an Employer on or after July 8, 2012.

1.4	Plan Administration. The Plan is administered by the Plan Committee. The Plan Committee is the Plan Administrator and the Named Fiduciary under the Plan for the purpose of managing and administering the Plan.

1.5	Investment Committee. The Investment Committee is the Named Fiduciary under the Plan for the purpose of investing and managing the Plan’s assets.

1.6	Employers. With the approval of the Company, any Affiliate of the Company may adopt this Plan in accordance with the provisions of Section 16.2. The Company will maintain this Plan for the benefit of its Eligible Employees and the Eligible Employees of the adopting Affiliates. The Company and Affiliates that adopt the Plan are collectively referred to as the “Employers” and individually as the “Employer.” Each of the Employers is identified on Schedule I, as amended from time to time by the Company.

1.7	Use of Terms. Certain terms, as used in this Plan, are defined in Section 2 or elsewhere in the Plan and where so used will have the meanings so assigned to them.

1.8	Supplements. The succeeding provisions of the Plan may be modified by Supplements. Each such Supplement will specify a group of employees or other persons to which it applies and will supersede the provisions of this Plan to the extent necessary to eliminate any inconsistencies between this Plan and such Supplement. As of the Restatement Date, the various Supplements adopted prior to the Restatement Date are no longer operative other than Supplement 6.

SECTION 2

Definitions

2.1	Accounting Date. A Regular Accounting Date, a Special Accounting Date, or both, in accordance with the context. A Regular Accounting Date is each business day during which the New York Stock Exchange is open that this Plan is in effect. A Special Accounting Date is any date so designated by the Plan Committee and any Special Accounting Date occurring under Section 18.5.

2.2	Accounts. The accounts maintained on behalf of each Participant including Participant Accounts and Employer Accounts.

2.3	Affiliate.

(a)	a corporation that is a member of a controlled group of corporations (within the meaning of Code § 414(b)) that includes an Employer;

(b)	a trade or business (whether or not incorporated) that is under common control (within the meaning of Code § 414(c)) with an Employer;

(c)	an organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of Code § 414(m)) that includes an Employer; or

(d)	any other entity required to be aggregated with an Employer pursuant to regulations issued under Code § 414(o).

2.4	After-Tax Account. The Participant Account established to hold a Participant’s After-Tax Contributions.

2.5	After-Tax Contributions. Participant Contributions made pursuant to Section 4.3 which do not give rise to a deduction or exclusion from federal gross income when made.

2.6	Alternate Payee. Any spouse, former spouse, child, or other dependent of a Participant who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

2.7	Annual Addition. With respect to any Participant, for any Plan Year, the sum of the following amounts:

(a)	The Employers’ contributions credited to his Accounts under this Plan (including Before-Tax Contributions made by an Employer on behalf of the Participant) and under a related Defined Contribution Plan, if any, for such Plan Year, subject to the special rules regarding the deemed timing of certain Employer Correcting Contributions and certain Qualified Non-Elective Contributions as described in Section 5.4 ; and

(b)	Any Forfeitures that are allocated to a Participant’s accounts under a related Defined Contribution Plan that reallocates Forfeitures among Participants, if any, for such Plan Year; and

(c)	The amount of the Participant’s After-Tax Contributions under this Plan (excluding Before-Tax Contributions made by an Employer on behalf of the Participant) and contributions to a related Defined Contribution Plan for such Plan Year; and

(d)	Any amounts allocated to an individual medical account (as defined in Code § 415(l)(2)) that is part of a defined benefit plan maintained by an Employer or a member of the Extended Group; and

(e)	Any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code § 419A(d)(3)) under a welfare benefit fund (as defined in Code § 419(e)) maintained by an Employer or member of the Extended Group.

2.8	Authorized Mid-Year Terminations. A Participant’s Termination of Employment during the Plan Year due to death, Disability, an involuntary termination without “cause” (as defined below), or a voluntary termination after attainment of age 55 with at least 5 years of service. “Cause” will mean a Participant engaging in any willful or intentional neglect in performing his duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an Affiliate, or (2) any other intentional wrongful act that may impair the goodwill or business of the Company or an Affiliate, or that may cause damage to any of their businesses.

2.9	Before-Tax Account. The Participant Account established to hold a Participant’s Before-Tax Contributions.

2.10	Before-Tax Contributions. Participant Contributions made pursuant to Section 4.2 which are subject to exclusion from federal gross income when made.

2.11	Beneficiary. The person or persons, trust(s), estate(s), or other entity(ies) designated pursuant to Section 10.3 to receive a Participant’s benefits in the event of death.

2.12	Board. The board of directors of the Company.

2.13	Break in Service. Any period of 12 consecutive months or more during which an Employee performs no work for an Employer. An Employee’s Break in Service will include (a) any “break in service” as defined under a Predecessor Plan as of December 31, 1996, and (b) any period of time commencing on the later of January 1, 1997 or the first day of the month following the Participant’s Termination of Employment and ending on the first day of the month containing the Participant’s Reemployment Commencement Date, during which the Employee performs no work for an Employer.

2.14	Catch-Up Contributions. See Section 4.6.

2.15	Change of Control. The happening of any of the events described in subsections (a) through (d) below:

(a)	the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that for purposes of this subsection (a), the following acquisitions will not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; (D) any passive acquisition as a result of a Company repurchase of outstanding securities (it being understood that a subsequent active acquisition by the applicable Person will constitute a Change of Control, if immediately thereafter such Person holds the requisite percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities); or (E) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (c) of this definition;

(b)	individuals who, as of the date of the initial public offering of the common stock of the Company, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company’s shareowners was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including without limitation an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries ) in substantially the same proportions as their ownership, immediately prior to such

Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company, a Subsidiary of the Company, any entity resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the entity resulting from such Business Combination or 30% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body), of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

2.16	Code. The Internal Revenue Code of 1986, as amended from time to time and, as appropriate, the regulations promulgated thereunder.

2.17	Company. Monsanto Company, a Delaware corporation that was incorporated on February 9, 2000 under the name Monsanto Ag Company and changed its name to Monsanto Company on March 31, 2000.

2.18	Company Stock Funds. The Employer Company Stock Fund and the Employee Company Stock Fund, each as described in Section 9.2(a).

2.19	Defined Contribution Plans. All savings, thrift, profit sharing, stock bonus, employee stock ownership, welfare benefit funds, or other plans of the Extended Group (including the Plan) that are subject to the requirements of Code § 415 and constitute defined contribution plans for such purpose.

2.20	Direct Rollover Account. See Section 4.1(c).

2.21	Direct Rollover Contributions. See Section 4.11.

2.22	Disabled or Disability. A Participant will be considered to be “Disabled” or to have incurred a “Disability” for purposes of this Plan if he has been deemed, under the terms of the Monsanto Company Disability Plan (“Disability Plan”), at the time he ceases to perform services as an active Employee, to have incurred a long-term disability due to his inability to perform with or without reasonable accommodation, any reasonable occupation for which he is qualified or may become qualified by virtue of his education, training or experience and he is eligible for benefits under the Disability Plan due to his Disability.

2.23	Diversification Election. See Section 9.5(a).

2.24	Effective Date. See Section 1.3.

2.25	Eligible Compensation. Remuneration received by a Participant from an Employer while an Eligible Employee, as determined pursuant to the Plan provisions in effect when the remuneration is earned. Eligible Compensation will include base pay, shift differential pay, overtime pay, holiday pay, fire brigade pay, military service pay (but only in an amount equivalent to the amount of the Participant’s base pay in effect on the last day worked prior to his military leave), sick leave pay, call-in pay, contract notice of termination pay, commissions, sales awards, gain sharing, and annual incentive pay. Eligible Compensation will exclude amounts attributable to the exercise of stock options; the value of any restricted stock, restricted stock units or other equity granted under any long-term incentive plan maintained by an Employer and any dividends or dividend equivalents payable thereon; amounts paid or reimbursed by an Employer for insurance or other welfare plans or benefits; pay in lieu of vacations; severance payments and other benefits received by a Participant under a severance plan or separation pay plan maintained by an Employer; ad hoc or one-time payments; and any other amounts identified in the applicable Supplement. Overtime pay is treated as earned in the month in which it is paid. Pay or compensation not specifically listed in this paragraph as included in Eligible Compensation will be excluded.

If a Participant is not an Eligible Employee for an entire Plan Year (including the year of hire for a Participant who is eligible to participate on his date of hire), the Participant’s Eligible Compensation will be the amount determined as described above for such partial Plan Year during which the Participant was an Eligible Employee.

The maximum “Eligible Compensation” for any Participant for any Plan Year beginning on or after January 1, 2012 will be $250,000 (as may be adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Code § 401(a)(17) or any successor provision).

2.26	Eligible Employee. An Employee who has attained the age of 18, is employed by an Employer, and is a member of a group of Employees to which the Plan has been extended by an Employer, and who is not:

(a)	an Employee the terms of whose employment are subject to a collective bargaining agreement that does not provide for participation in the Plan,

(b)	an Employee who is then contributing to any other thrift and savings plan, profit sharing plan or cash or deferred plan (under Code § 401(k)) maintained by an Employer or Affiliate, or on whose behalf an Employer or Affiliate is then contributing to any other non-governmental thrift and savings plan, profit sharing plan or cash or deferred plan (under Code § 401(k),

(c)	a Leased Employee, or

(d)	an Employee who is a Temporary Employee, unless such Temporary Employee completes 1,000 Hours of Service during the 12-month period commencing on his Employment Commencement Date or completes 1,000 Hours of Service during a Plan Year. Any Temporary Employee who meets the above 1,000 Hours of Service requirement either during the 12-month period commencing on his Employment Commencement Date or during a Plan Year will become a Participant in the Plan for such Plan Year and all future Plan Years in which he or she continues to meet the Hours of Service requirement specified in this paragraph (d).

Notwithstanding any other language in this Section or Section 3.3, in the event an individual who is classified by an Employer as an independent contractor, or who is otherwise not classified as an Employee by an Employer or Affiliate, is reclassified or deemed to be reclassified as a common law employee of an Employer or an Affiliate who meets the definition of an Eligible Employee, the individual will be eligible to participate in the Plan as of the actual date of such reclassification (to the extent the individual otherwise qualifies as an Eligible Employee hereunder).

2.27	Employee. An individual classified as an Employee by an Employer or an Affiliate.

2.28	Employee Group A. An individual who was hired by an Employer prior to July 8, 2012; provided, however, in the event such an individual incurred a Termination of Employment and was rehired on or after July 8, 2012 after incurring a Break in Service, such individual will not be deemed to be in Employee Group A with respect to his employment by an Employer subsequent to his Break in Service.

2.29	Employee Group B. An individual (i) who was hired by an Employer on or after July 8, 2012 or (ii) who was hired by an Employer prior to July 8, 2012, incurred a Termination of Employment, and was rehired on or after July 8, 2012 after incurring a Break in Service.

2.30	Employer. The Company and each Affiliate that, with the consent of the Company, adopts the Plan in accordance with the provisions of Sections 1.6 and 16.2.

2.31	Employer Accounts. A Participant’s Employer Matching Account, Employer Core Account, Employer Special Allocation Account, and Vacation Account.

2.32	Employer Contributions. Employer Matching Contributions, Employer Core Contributions, Employer Non-Elective Contributions, Vacation Contributions, Special Allocations and, to the extent provided in Section 5.5, Employer Correcting Contributions.

2.33	Employer Core Account. See Section 5.1(d).

2.34	Employer Core Contributions. See Section 5.3.

2.35	Employer Correcting Contributions. See Section 5.5.

2.36	Employer Matching Account. See Section 5.1(a).

2.37	Employer Matching Contributions. See Section 5.2.

2.38	Employer Non-Elective Contributions. See Section 5.4.

2.39	Employer Special Allocation Account. See Section 5.1(c).

2.40	Employment Commencement Date. The first day of employment with the Company or other Employer, or a Predecessor Company maintaining a Predecessor Plan in which the Employee was a Participant, all as reflected in the records of the Company.

2.41	ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

2.42	Extended Group. The Company, all Affiliates, and all Subsidiaries.

2.43	Fiscal Year. The taxable year of an Employer for federal income tax purposes.

2.44	Five-Year Break in Service. Five or more consecutive Breaks in Service.

2.45	Forfeitures. See Section 7.3.

2.46	Highly Compensated Employee. See Section 6.4(e).

2.47	Hour of Service. Each hour for which an Employee is directly or indirectly compensated by, or entitled to receive compensation from, an Employer or an Affiliate, including hours up to 501 hours in any Plan Year for any period during which he receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, layoff, jury duty, or leave of absence, and including Hours of Service required to be taken into account to satisfy federal military service laws or regulations or to satisfy any other federal laws. For purposes of determining the number of Hours of Service to be credited to an Employee, “compensation” will include any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an Employer or an Affiliate.

Notwithstanding the forgoing, a Temporary Employee who is classified as an “intern” or a “co-op” in the Employer’s payroll records will be credited with 190 Hours of Service for each calendar month in which the Employee is directly or indirectly compensated by an Employer or Affiliate for the performance of duties; each other Temporary Employee will be credited with actual hours worked.

The computation of Hours of Service and the periods to which Hours of Service are to be credited will be determined in accordance with Department of Labor Regulations Sections 2530.200b-2(b), (c) and (f).

2.48	Independent Fiduciary. See Section 14.2(a).

2.49	Internal People Committee. The Monsanto Company Internal People Committee or its duly authorized delegate.

2.50	Investment Committee. The Monsanto Company Pension and Savings Fund Investment Committee or its duly authorized delegate.

2.51	Investment Funds. See Section 9.2 (b).

2.52	Investment Manager. An investment manager selected by the Investment Committee to manage the investment of Trust Fund assets.

2.53	Leased Employee. Any leased Employee of an Employer as defined in Code § 414(n)(2), without regard to Code § 414(n)(2)(B).

2.54	Loan Account. See Section 9.3.

2.55	Loan Fund. See Section 9.3.

2.56	Loan Procedures. See Section 13.

2.57	Maternity or Paternity Absence. Any absence due to pregnancy of the individual; birth of a child of the individual; placement of a child with the individual in connection with the adoption of such child by such individual; or caring for such child for a period beginning immediately following such birth or placement. The period between the first and second anniversary of the first day of an Employee’s Maternity or Paternity Absence will not be counted for purposes of determining an Employee’s Years of Service or his Breaks in Service.

2.58	Moderately Aggressive Portfolio. See Section 9.2(o).

2.59	Normal Retirement Age. Age 65.

2.60	Old Monsanto. See Appendix A.

2.61	Old Monsanto Plan. See Appendix A.

2.62	Participant. An Employee who becomes eligible to participate in the Plan pursuant to the provisions of Section 3 and elects to participate.

2.63	Participant Accounts. A Participant’s Before-Tax Account, After-Tax Account, and Direct Rollover Account.

2.64	Participant Contributions. Before-Tax Contributions, Catch-Up Contributions, After-Tax Contributions, and Direct Rollover Contributions.

2.65	People Committee. The Monsanto Company People and Compensation Committee of the Board.

2.66	Plan. The Monsanto Savings and Investment Plan, as set forth herein and as from time to time amended.

2.67	Plan Administrator. The Plan Committee.

2.68	Plan Committee. The Monsanto Company Employee Benefits Plans Committee or its duly authorized delegate.

2.69	Plan Year. The 12-consecutive month period commencing January 1 and ending December 31.

2.70	Predecessor Company. Old Monsanto, and any corporation or other entity the stock, assets or business of which was or is acquired by Old Monsanto or by an Employer, whether by merger, consolidation, purchase of assets or otherwise, and any predecessor thereto designated by the Company.

2.71	Predecessor Plans. Collectively or individually as appropriate in the context, the Monsanto Savings and Investment Plan established as of June 11, 2001, the Monsanto Savings and Investment Plan (Amended and Restated as of January 1, 2002), the Monsanto Savings and Investment Plan (Amended and Restated as of January 1, 2006), and any plan previously maintained by a Predecessor Company which has been included in this Plan by amendment.

2.72

Pre-Mixed Portfolio. An investment portfolio under the Plan that (a) is invested in established proportions of the Investment Funds (other than a Company Stock Fund), as specified in Section 9.2; (b) has been approved by the Investment Committee; and (c) is offered as an investment alternative under the Plan. Each Pre-Mixed Portfolio will be rebalanced periodically to maintain the established proportional investments in the Investment Funds (other than a Company Stock Fund) specified in Section 9.2.

2.73	Qualified Domestic Relations Order (QDRO). See Section 8.5.

2.74	Qualified Matching Contributions. See Section 6.4(f).

2.75	Qualified Non-Elective Contributions. See Section 6.4(g).

2.76	Reemployment Commencement Date. The first day of employment with an Employer following a Break in Service on which the Participant is credited with an Hour of Service.

2.77	Required Beginning Date. See Section 10.1(c).

2.78	Restatement Date. See Section 1.3

2.79	Subsidiary. Any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” each place it appears in Code § 1563(a)(1).

2.80	Temporary Employee. An Employee of an Employer designated by the Employer as an “intern,” “co-op,” “per diem Employee,” or “Temporary Employee.”

2.81	Termination of Employment. The date on which an Employee ceases to be an Employee of any Employer or Affiliate, including due to death or Disability.

2.82	Trust Agreement. The Monsanto Defined Contribution Master Trust Agreement, as it may be amended from time to time.

2.83	Trust Fund. All assets of the Plan held by the Trustee in accordance with the Plan and the Trust Agreement.

2.84	Trustee. The one or more corporate trustees appointed by the Investment Committee to execute the duties of trustee set forth in the Trust Agreement.

2.85	Vacation Account. See Section 5.1(b).

2.86	Vacation Contributions. See Section 5.1(b)

2.87	Vesting Percentage. See Section 7.1(c).

2.88	Vesting Service. See Section 7.2.

2.89	Years of Service. See Section 7.2.

SECTION 3

Participation

3.1	Eligibility for Participation. Each Eligible Employee who was a Participant in the Plan on the day immediately preceding the Restatement Date will continue to be a Participant in the Plan on the Restatement Date. Each other Employee who is a member of Employee Group A will become a Participant on the later of (i) the date the Employee becomes an Eligible Employee, (ii) the date on which the Employee elects to commence contributions to the Plan, or (iii) the date on which the Employee is automatically enrolled as a Participant pursuant to Section 3.2. Each other Employee who is member of Employee Group B will become a Participant on the later of (i) the Employee’s Employment Commencement Date or (ii) the date the Employee becomes an Eligible Employee.

Notwithstanding the preceding paragraphs, an Employee who has a Termination of Employment after becoming an Eligible Employee and who is subsequently reemployed by an Employer as a member of a group of Employees to whom the Plan has been and continues to be extended will be eligible to join the Plan and become a Participant therein on the date he is reemployed by an Employer; provided, however that under no circumstances will any such reemployed Employee who received a distribution under Section 10.2 (whether such distribution was elective or paid automatically) prior to becoming reemployed become eligible to join the Plan and become a Participant therein prior to the date that is six months after the Employee’s Termination of Employment.

3.2	Automatic Enrollment. Each newly Eligible Employee will be provided with an automatic enrollment notice at least 30 days before the date Before-Tax Contributions would first be withheld from his Eligible Compensation. The automatic enrollment notice will inform the Eligible Employee of the automatic enrollment and will advise him (i) that he has the right, within 45 days of the date he first becomes eligible to participate in the Plan, to elect out of automatic enrollment, (ii) that he has the right to elect a different Before-Tax Contribution amount, as described in Section 4.1, and (iii) of the manner in which he must make the elections described in (i) and (ii).

3.3	Leased Employees. A Leased Employee will not be considered to be an Employee; provided, however, that, if a person who is a Leased Employee becomes an Employee, Hours of Service completed prior to becoming an Employee will be credited as required by Code § 414(n). If an Employee becomes a Leased Employee, then any period during which services are performed as a Leased Employee will be taken into account solely for the purposes of measuring the individual’s Vesting Service and determining when the individual has retired or otherwise incurs a Termination of Employment, to the same extent it would have been had the service been as an Employee. A transfer from the status of Eligible Employee to that of a Leased Employee will not be considered a Termination of Employment. In such an event, the transferred individual will not be deemed to have incurred a Termination of Employment until he ceases to be an Employee of an Employer or Affiliate and is no longer a Leased Employee.

3.4	Notice of Eligibility; Election of Participation. The Plan Committee will notify an Employee of the circumstances under which he will be eligible to become a Participant. An Eligible Employee may become a Participant in the Plan in such manner as the Plan Committee may prescribe.

3.5	Change in Participant’s Status. In determining an individual’s eligibility following a change in employment status, the following rules will apply:

(a)	If a Participant is transferred to (i) an Affiliate that is not an Employer under the Plan, (ii) a group of Employees to whom the Plan has not been extended or (iii) status as a Leased Employee, he will no longer be an Eligible Employee and will not be entitled to make After-Tax Contributions or to have Before-Tax Contributions made on his behalf. In such an event, the Participant will retain his interests in his Accounts and his Accounts will continue to be adjusted to reflect earnings, gains, and losses. Additionally, he will have the right to receive withdrawals from his Accounts as provided in Section 12, but will not be entitled to receive payment of his Accounts under Section 10 until he ceases to be an Employee or Leased Employee of an Employer or Affiliate.

(b)	If an Employer that is an Affiliate ceases to be a member of the controlled group of corporations that includes the Company within the meaning of Code §§ 414(b) and 1563(a) and ceases to be an Employer under the Plan, a Participant who is employed by the Affiliate will be considered for purposes of this Plan to be a Participant who has incurred a Termination of Employment and will be entitled to receive payment of his Accounts under Section 10.

SECTION 4

Participant Contributions

4.1	Participant Accounts. The Plan Committee will maintain the following accounts in the name of each Participant:

(a)	“Before-Tax Account” to reflect Before-Tax Contributions (including Catch-Up Contributions made in accordance with Section 4.6), Qualified Non-Elective Contributions, and Qualified Matching Contributions, if any, as well as the income, losses, appreciation and depreciation attributable to such contributions.

(b)	“After-Tax Account” to reflect After-Tax Contributions, as well as the income, losses, appreciation and depreciation attributable to such contributions.

(c)	“Direct Rollover Account” to reflect Direct Rollover Contributions, as well as the income, losses, appreciation and depreciation attributable to those contributions.

4.2	Authorization of Before-Tax Contributions.

(a)	The Participant may authorize, effective as of the first day of the first pay period as soon as administratively feasible following such authorization, that the Participant’s Eligible Compensation be reduced on a before-tax basis during each pay period in an amount up to 25% (in whole percentages) of his Eligible Compensation for that pay period (or such other percentage as are set forth in the applicable Supplement hereto) less the percentage of his Eligible Compensation contributed as After-Tax Contributions, if any, on his behalf by an Employer. Before-Tax Contributions will be contributed by the Employer on behalf of the Participant to the Participant’s Before-Tax Account. The authorization must be made in the manner prescribed by the Plan Committee.

(b)	Notwithstanding paragraph (a), a Participant who is automatically enrolled in the Plan pursuant to Section 3.2 will be deemed to have authorized a reduction on a before-tax basis from such Participant’s Eligible Compensation as a Before-Tax Contribution equal to 4% of his Eligible Compensation for the Plan Year, provided, however, that in accordance with the automatic enrollment notice described in Section 3.2, the Participant will be given the opportunity to change the percentage of his Eligible Compensation (including to 0%) to be contributed as a Before-Tax Contribution according to the Plan’s rules for changing elections concerning Before-Tax Contributions.

4.3	Authorization of After-Tax Contributions. A Participant may elect, effective as of the first pay period beginning as soon as administratively feasible after such election, to make “After-Tax Contributions” during such pay period in an amount equal to up to 25% (in whole percentages) of his Eligible Compensation for that pay period. The election must be made in the manner prescribed by the Plan Committee. In no event will the percentage of Eligible Compensation contributed as Before-Tax Contributions and After-Tax Contributions exceed 25%.

4.4	Change in Contribution Rate. A Participant may change his Before-Tax Contributions and After-Tax Contributions rate (but not retroactively) within the limits specified in this Plan and in the manner prescribed by the Plan Committee, with the change to be effective as of the first day of the first pay period as soon as administratively feasible following the Participant’s election.

Notwithstanding anything contained in the Plan to the contrary, effective as of March 15, 2005, in the event a Participant is also participating in the Monsanto Company ERISA Parity Savings and Investment Plan, and elects to make a deferral greater than zero for a particular Plan Year, such Participant’s contribution election (with respect to the rate of his Before-Tax Contributions and/or his After-Tax Contributions) in effect as of the first day of that Plan Year (as elected no later than the December 31 of the preceding Plan Year) will be irrevocable and remain in effect during all of such Plan Year.

4.5	Discontinuance and Resumption of Contributions. Subject to the provisions of Section 4.4 above, effective as of the first day of the first pay period as soon as administratively feasible following the Participant’s election, a Participant may:

(a)	Elect to discontinue making After-Tax Contributions and/or have his Employer discontinue making Before-Tax Contributions on his behalf; or

(b)	Elect to resume making After-Tax Contributions and/or have his Employer resume making Before-Tax Contributions on his behalf.

Such an election must be made by the Participant in a manner prescribed by the Plan Committee. A discontinuance must apply to both the Participant’s After-Tax Contributions and Before-Tax Contributions made on his behalf by an Employer and cannot apply solely to one or the other. Any resumption may apply to either or both the Participant’s After-Tax Contributions and Before-Tax Contributions; however, a resumption of contributions may only be made if the Participant then meets the eligibility requirements of Section 3. The Participant’s investment elections and his Beneficiary designation in effect at the time of a discontinuance will remain the same unless the Participant elects to change them as provided in the Plan. A Participant may elect to change his investment election under Section 9 during any discontinuance.

4.6

Catch-Up Contributions. Each Participant who (i) is eligible to make Before-Tax Contributions under the Plan, (ii) has attained age 50 before the close of the Plan Year and (iii) either (A) is currently contributing an amount of Before-Tax Contributions that equals or exceeds the per pay period percentage limit on the Before-Tax Contributions under Section 4.2 or (B) whose Before-Tax Contributions for the Plan Year equal or exceed the Elective Deferral Limitation described in Section 6.2 for such Plan Year, will be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code § 414(v), in an amount from 1% to 50% of Eligible Compensation per payroll period. Catch-Up Contributions will not be taken into account for purposes of

Sections 6.2 and 6.3, which implement the provisions of Code §§ 402(g) and 415, nor will the Plan be treated as failing to satisfy the requirements of Section 6.5 (implementing the requirements of Code § 401(k)(3)), Section 19 (implementing the requirements of Code § 416), or Code § 410(b), by reason of the making of any Catch-Up Contributions.

4.7	Limitation on Participant Contributions. Notwithstanding the foregoing, no Employer may make on behalf of any Participant any Before-Tax or After-Tax Contributions for any pay period in an amount that exceeds the limitations described in Section 6.

4.8	Deduction of Participant Contributions. The contributions made by an Employer on behalf of a Participant in accordance with this Section will be made at regular payroll intervals. Contributions will be paid to the Trustee as soon as practicable after the end of the accounting period for which the contributions were made. The Employer will collect and withhold any Social Security, federal or state unemployment taxes, other payroll taxes and any applicable state or local income or earnings taxes imposed on Before-Tax Contributions (including Catch-Up Contributions) and/or After-Tax Contributions and will pay such amounts to the applicable government authorities in a timely manner.

4.9	Crediting of Participant Contributions. Each Participant’s After-Tax and Before-Tax Contributions will be credited to his Accounts as soon as administratively feasible following the pay date for the payroll period for which the contributions were made. Notwithstanding the foregoing, all Participant Contributions will be contributed to the Plan by the Employers on or before the date the contributions become plan assets pursuant to regulations issued by the Department of Labor.

4.10	Cancellation of Participant Contributions. Except as otherwise provided, no Participant Contributions will be made or accepted for any pay period that begins after a Participant fails to satisfy the eligibility requirements of Section 3 of the Plan or after such Participant’s Termination of Employment.

4.11	Direct Rollover Contributions. The Plan Committee may direct the Trustee to accept a Direct Rollover Contribution solely from or on behalf of a Participant who is currently employed by an Employer or an Employee who is an Eligible Employee but who has elected not to make contributions to the Plan.

For this purpose, a “Direct Rollover Contribution” will mean any cash, the receipt of which would constitute a direct rollover of an eligible rollover distribution (excluding after-tax employee contributions and Roth contributions) from a plan that is qualified under Code § 401(a) or 403(a), an annuity contract described in Code § 403(b), an individual retirement account described in Code § 408(a), or an eligible plan under Code § 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. A Direct Rollover Contribution must meet the requirements of Code § 401(a)(31) and the regulations thereunder. Such Direct Rollover Contribution will be segregated from the other assets of the Plan until the date the contribution is accepted, and thereafter will share in the allocation of earnings and losses under Section 8.2. Each Participant making a Direct Rollover Contribution to the Plan may elect (in whole percentages) to have such contribution invested in one or more of the Investment Funds. If a Participant fails to make such an election, such amounts will be invested in accordance with the Participant’s investment election then in effect for his After-Tax Contributions and Before-Tax Contributions, or if no such investment election is then in effect, such amounts will be invested in the Moderately Aggressive Portfolio. A Direct Rollover Contribution is not a Participant Contribution for purposes of Section 6.

The Trustee will not accept a Direct Rollover Contribution from an Alternate Payee under a QDRO or any Beneficiary (including a surviving spouse) of a Participant.

SECTION 5

Employer Contributions

5.1	Employer Accounts. The Plan Committee will cause to be maintained the following accounts in the name of a Participant, as applicable:

(a)	Employer Matching Account to reflect his share of the Employer Matching Contributions and the Forfeitures arising under the Plan that are credited to the Account as a part of the Employer Matching Contributions, as well as the income, losses, appreciation and depreciation attributable thereto.

(b)	Vacation Account to reflect his share, if any, of the Vacation Contributions that were credited to the Account in accordance with the terms of the Old Monsanto Plan prior to the Effective Date, as well as the income, losses, appreciation and depreciation attributable thereto.

(c)	Employer Special Allocation Account to reflect his share, if any, of (i) any Employer Correcting Contributions made pursuant to Section 5.5, (ii) the Employer Non-Elective Contributions, if any, made pursuant to Section 5.4, (iii) allocations under Sections 20.6(b)(iii)(C) and (D), if any, as a result of payments made on an ESOP Loan pursuant to Section 20.5(a), and (iv) the 2008 Special Allocation made pursuant to Section 20.6(c), together with any additions made to such Employer Special Allocation Account resulting from dividends attributable to investment in the Employer Company Stock Fund (the allocations described in (iii) and (iv) of this Section 5.1(c) being sometimes collectively referred to as “Special Allocations”), as well as the income, losses, appreciation and depreciation attributable thereto.

(d)	Employer Core Account to reflect his share, if any, of Employer Core Contributions and the Forfeitures arising under the Plan that are credited to the Account as part of the Employer Core Contributions, as well as the income, losses, appreciation and depreciation attributable thereto.

5.2	Employer Matching Contributions.

(a)	Except as otherwise provided in this Section or Section 20, each Employer will make the following contributions:

(i)	Employer Regular Matching Contributions.

A.

For the 2012 Plan Year, on behalf of each Participant in Employee Group A, Employer Regular Matching Contributions in an amount equal to 60% of the Participant’s aggregate Before-Tax Contributions and After-Tax Contributions for each payroll period, up to 7% (in whole percentages) of his Eligible Compensation for each such payroll period, reduced by the amount of Forfeitures, if any, applied pursuant to Section 7.3(c) to satisfy the Employer’s obligation to make Employer Regular Matching Contributions described in this Section 5.2(a)(i). Effective for the 2013 Plan Year and thereafter, the foregoing reference to “60%” is increased to “80%” and the foregoing reference to “7%” is increased to “8%.”

B.	Effective July 8, 2012 and for Plan Years thereafter, on behalf of each Participant in Employee Group B, Employer Regular Matching Contributions in an amount equal to 80% of the Participant’s aggregate Before-Tax Contributions and After-Tax Contributions for each payroll period, up to 8% (in whole percentages) of his Eligible Compensation for each such payroll period, reduced by the amount of Forfeitures, if any, applied pursuant to Section 7.3(c) to satisfy the Employer’s obligation to make Employer Regular Matching Contributions described in this Section 5.2(a)(i).

(ii)	For Plan Years prior to 2013, Employer Discretionary Matching Contributions on behalf of each Participant in Employee Group A who is an Employee on the last day of the Plan Year, in an amount equal to the percentage of the aggregate Before-Tax Contributions and After-Tax Contributions made by such Participant during such Plan Year determined by the Company (through action of the Internal People Committee), in its sole discretion up to 10% (in whole percentages) of his Eligible Compensation, reduced by the amount of Forfeitures, if any, applied pursuant to Section 7.3(c) to satisfy the Employer’s obligation to make Employer Discretionary Matching Contributions described in this Section 5.2(a)(ii).

(b)

Notwithstanding the foregoing, in the case of a Participant who is classified as a Temporary Employee, the Participant will receive Employer Matching Contributions for a Plan Year only if the Participant is credited with at least 1,000

Hours of Service during the Plan Year and, in the case of Employer Discretionary Matching Contributions, only if the Participant is an Employee on the last day of the Plan Year.

(c)	Except as provided in Section 20 with respect to Plan Years in which one or more payments are made on an ESOP Loan as defined in Section 20.3(f), contributions made in accordance with this Section will be made only from the Employer’s net income (i.e., its net profits before state and federal income taxes), or its accumulated profits (i.e., its net profit after federal and state income taxes have been deducted, which have been accumulated in the business) or both. If any Employer does not have sufficient net income and accumulated profits to permit it to make its Employer Matching Contributions, then one or more of the other Employers, as determined by the Company, may make contributions on behalf of the Employer in an amount not exceeding the amount of contributions that the Employer would have otherwise contributed. Except as otherwise provided in Section 19,

(i)	subject to the next following clause (ii), the Employer Regular Matching Contributions described in Section 5.2(a)(i) for any payroll period will be paid to the Trustee as soon as practical after the payroll period for which such contributions are made,

(ii)	the Employer Regular Matching Contributions described in Section 5.2(a)(i) for any Plan Year for a Participant described in Section 5.2(b) will be paid to the Trustee as soon as practical after such Plan Year, and

(iii)	the Employer Discretionary Matching Contributions described in Section 5.2(a)(ii) for any Plan Year will be paid to the Trustee no later than the time required for filing the Employer’s federal income tax return for that year, including extensions thereof.

Each Employer’s total contributions for any Plan Year will be paid to the Trustee no later than the time required for filing the Employer’s federal income tax return for that year, including extensions thereof.

(d)	Employer Contributions – When Deemed Made. For purposes of this Section, the Employer Regular Matching Contributions described in Section 5.2(a)(i) for any payroll period will be considered to be made on the pay date for such payroll period, and the Employer Discretionary Matching Contributions described in Section 5.2(a)(ii), the Employer Core Contributions described in Section 5.3, and the Employer Non-Elective Contributions described in Section 5.4 for any Plan Year will be considered to be made on the last day of that Plan Year, regardless of when paid to the Trustee.

5.3	Employer Core Contributions. Except as otherwise provided in this Section 5.3, each Employer will make an Employer Core Contribution on behalf of Participants in Employee Group B based on their ages determined as of the last day of the Plan Year, provided that such Participants are Employees on the last day of the Plan Year. The last day requirement described above in this Section 5.3 will not apply in the case of Authorized Mid-Year Terminations. The Employer Core Contribution will be based on the following formula:

AGE*	CONTRIBUTION AS A PERCENTAGE OF ELIGIBLE PAY
< 35	3%
35 – 44	4%
45 – 49	5%
50 – 59	6%
60 +	7%

*	Age determined as of last day of Plan Year (including as of the last day of a Plan Year in which an Authorized Mid-Year Termination occurs).

A special rule will apply in the case of a Participant in Employee Group B, who incurs a deemed Termination of Employment due to a finding under the Disability Plan that such Participant is Disabled. Under this rule, such Disabled Participant’s former Employer will continue to make an Employer Core Contribution on behalf of the Disabled Participant. For purposes of computing the amount of the Employer Core Contribution in the Plan Year in which the Disabled Participant incurs a deemed Termination of Employment, the Disabled Participant’s “imputed” compensation level will be deemed to be the greater of (i) his Eligible Compensation for the full Plan Year preceding the Plan Year in which the Disabled Participant incurs a deemed Termination of Employment or (ii) his Eligible Compensation for the Plan Year in which the Disabled Participant incurs a deemed Termination of Employment. Correspondingly, if a Disabled Participant resumes active work, the Participant’s “imputed” compensation level for the Plan Year in which active work is resumed will be deemed to be the greater of (i) his actual Eligible Compensation for the Plan Year in which active work is resumed or (ii) the “imputed” compensation level used with respect to the first Plan Year during which the Disabled Participant incurred a deemed Termination of Employment, as described in the preceding sentence.

A Disabled Participant’s eligibility to receive an allocation of the Employer Core Contribution will cease upon the earlier to occur of (i) the Disabled Participant’s attainment of age 65, or (ii) the withdrawal by the Disabled Participant of any portion of his Employer Core Account.

Due to certain limitation rules imposed by the Internal Revenue Service, any Employer Core Contribution that would otherwise be made to the Plan on behalf of a Disabled Participant who is a Highly Compensated Employee, as defined in Section 6.4(e), will instead be credited to an account maintained on behalf of such individual under the Monsanto Company ERISA Parity Savings Plan.

5.4	Employer Non-Elective Contributions. Except as provided otherwise in this Section or Section 20, in addition to the Employer Contributions described in Sections 5.2, 5.3 and 5.4 (if any), each Employer may make, on behalf of Participants who are Employees on the last day of the Plan Year, Employer Non-Elective Contributions for a Plan Year in an amount determined by the Company (through action of the People Committee or its duly authorized delegate) in its sole discretion, reduced by the amount of Forfeitures, if any, applied pursuant to Section 7.3(c).

5.5	Employer Correcting Contributions. In addition to the Employer Contributions described in Sections 5.2, the Employers may make such additional contributions to the Plan as may be necessary to correct any error by the Company that occurs in the administration of the Plan. Any Employer Correcting Contributions that relate to correction of an investment loss occasioned by the Company’s administration of the Accounts under the Plan will be treated for purposes of this Plan as if such contributions were instead earnings attributable to the Accounts to which such additional contributions are made and as such will not constitute an Annual Addition to the Plan under Section 6.3 and will not be treated as an Employer Contribution. Any Employer Correcting Contributions that relate to errors made by the Company in crediting the proper amount of Employer Contributions to a Participant’s Employer Accounts for any Plan Year will be an Employer Contribution and will constitute an Annual Addition for the Plan Year to which the Employer Correcting Contributions relate, which may be a Plan Year other than the year in which the Employer Correcting Contributions are made. By contrast, any contributions made by the Employer that relate to errors made by the Company in crediting the proper Before-Tax or After-Tax Contributions to a Participant’s Participant Accounts will be treated as a Qualified Non-Elective Contribution that is fully vested and will not be treated as an Employer Correcting Contribution. Qualified Non-Elective Contributions under this Section 5.5. will constitute an Annual Addition for the Plan Year to which the Qualified Non-Elective Contributions relate, which may be a Plan Year other than the year in which the Qualified Non-Elective Contributions are made and will not be treated as an Employer Contribution.

SECTION 6

Limitations on Contributions

6.1	Limitation on Employer Contributions. Notwithstanding anything in Section 5 to the contrary, no Employer during its Fiscal Year will make Employer Contributions in an amount in excess of the amount that will be deductible by the Employer under Code § 404.

6.2	Limitation on Before-Tax Contributions. Except to the extent permitted under Section 4.6 and Code § 414(v), if applicable, in no event will a Participant’s Before-Tax

Contributions for any Plan Year exceed the Elective Deferral Limitation. The “Elective Deferral Limitation” is $17,000 (as of January 1, 2012) or such increased amount as may be determined by the Secretary of the Treasury or his delegate in accordance with Code § 402(g)(4). Any Before-Tax Contributions which exceed the Elective Deferral Limitation will be re-characterized as After-Tax Contributions.

If the sum of a Participant’s Before-Tax Contributions and other elective deferrals (as defined in Code § 402(g)(3)) in a plan maintained by another employer for any calendar year exceed the Elective Deferral Limitation, the Participant may file an election form with the Plan Committee designating in writing the amount of such excess Before-Tax Contributions to be distributed from this Plan. Any election form must be filed with the Plan Committee no later than March 1 following the close of the calendar year. If an election form is timely filed, the Trustee will distribute to the Participant the amount of excess Before-Tax Contributions that the Participant has allocated to this Plan, adjusted for any income or loss allocable to the excess amount, on or before April 15 following the close of the calendar year. For purposes of the preceding sentence, the income or loss allocable to the excess amount will be the income or loss allocable to the Participant’s Before-Tax Contributions for the taxable year multiplied by a fraction, the numerator of which is the Participant’s excess Before-Tax Contributions for the year and the denominator of which is the Participant’s Before-Tax Accounts without regard to any income or loss occurring during the taxable year. For the avoidance of doubt, for purposes of determining whether a Participant has exceeded the Elective Deferral Limitation as described in this Section, amounts that are distributed in cash or reinvested in common stock of the Company in accordance with a Participant’s Dividend Pass-Through Election will not be (i) included as or deemed to be part of a Participant’s Before-Tax Contributions or (ii) otherwise be included as elective deferrals. If a Participant receives a distribution of elective deferrals on account of a hardship from another tax-qualified plan maintained by an Affiliate that is not an Employer under this Plan, such Participant will be prohibited from making Before-Tax Contributions and other elective deferrals under this Plan for six months after receipt of such distribution.

6.3	Limitations on Annual Additions. Except to the extent permitted under Section 4.6 and Code § 414(v), if applicable, the total Annual Additions to a Participant’s Accounts under this Plan and to a Participant’s accounts in any other Defined Contribution Plan in which he is a Participant and which is maintained by an Employer or any member of the Extended Group will not exceed the lesser of:

(a)	The amount specified in Code § 415(c)(1)(A) as in effect on the last day of the Plan Year; or

(b)	100% of the Participant’s compensation (as defined in Code § 415(c)(3)) for such Plan Year.

In applying the limit in the preceding sentence, the Annual Addition to a Participant’s accounts under this Plan will be limited before the Annual Addition to his accounts under a related Defined Contribution Plan, if any, is limited. The requirements of Code § 415 and the regulations promulgated thereunder are hereby incorporated by reference.

Reduction of benefits or contributions to all plans, where required to comply with this Section, will be accomplished by reducing contributions or allocating excess Forfeitures for Defined Contribution Plans in which the Participant participated, the reduction to be made first with respect to the Defined Contribution Plan in which he most recently accrued benefits and thereafter in such priority as will be established by the Plan Committee and the plan administrator of such other Defined Contribution Plans; provided, however, that necessary reductions may be made in a different manner and priority pursuant to the agreement of the Plan Committee and the plan administrator of all other plans covering the Participant.

Notwithstanding anything herein to the contrary, if, pursuant to the ESOP component of this Plan, the Plan enters into an ESOP Loan (as defined in Section 20.3(f)), the amounts contributed to the Plan that are used to retire the ESOP Loan will be treated as Annual Additions subject to the last paragraph of this Section 6.3. Amounts released from the ESOP Suspense Account (as defined in Section 20.3(g)) that are allocated to the Participants’ Accounts will not constitute Annual Additions for purposes of this Section. Amounts that are distributed in cash or reinvested in common stock of the Company in accordance with a Participant’s Dividend Pass-Through Election will not constitute Annual Additions for purposes of this Section.

Also for purposes of this Section, during any Plan Year in which allocations are made pursuant to Section 20.6, the following two provisions will apply if no more than one-third of the Employer contributions made pursuant to Section 19 are allocated to Highly Compensated Employees:

(a)	Forfeitures of shares of common stock of the Company that are Financed Shares (as defined in Section 20.3(h)) will not constitute Annual Additions, and

(b)	Employer contributions that are applied to interest payable on an ESOP Loan will not constitute Annual Additions.

6.4	Definitions. For purposes of this Section 6, the following terms will have the following meanings:

(a)	Contribution Percentage will mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Eligible Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(b)

Contribution Percentage Amounts will mean the sum of Participant After-Tax Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Contribution Percentage Amounts will not include Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Before-Tax Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer may also include Participant Before-Tax Contributions in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Before-Tax Contributions are used in the Actual

Contribution Percentage test and continues to be met following the exclusion of those Before-Tax Contributions.

For Plan Years beginning on and after January 1, 2006, any Employer Contributions that are used to repay an ESOP Loan, as defined in Section 20.3(f), and are therefore treated as attributable to the ESOP component of the Plan, will be tested together with the portion of the Plan consisting of contributions to the non-ESOP component of the Plan.

(c)	Excess Aggregate Contributions will mean, with respect to any Plan Year, the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the Actual Contribution Percentage test. Each Highly Compensated Employee’s portion of the Excess Aggregate Contributions for a Plan Year will be determined under a two-step process. First, the Excess Aggregate Contributions will be calculated. This will be done by reducing the Contribution Percentage Amounts of those Highly Compensated Employees with the highest Actual Contribution Percentages to the extent necessary but not below the next highest level of Actual Contribution Percentages. This process will be repeated, to the extent necessary, until the Actual Contribution Percentage for the group of Highly Compensated Employees satisfies one of the Actual Contribution Percentage nondiscrimination tests set forth in Code § 401(m)(2). Second, the Excess Aggregate Contributions will be allocated to those Highly Compensated Employees with the highest Contribution Percentage Amounts to the extent necessary, but not below the next highest level of Contribution Percentage Amounts. This process will be repeated, to the extent necessary, until all Excess Aggregate Contributions have been allocated among the Highly Compensated Employees. Such determination will be made after first determining Excess Before-Tax Contributions pursuant to Section 6.2 and then determining Excess Before-Tax Contributions pursuant to Section 6.4(d).

(d)	Excess Before-Tax Contributions will mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions and any Qualified Non-Elective Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage test. Each Highly Compensated Employee’s portion of the Excess Before-Tax Contributions for a Plan Year will be determined under a two-step process. First, the Excess Before-Tax Contributions will be calculated. This will be done by reducing the Before-Tax Contributions of those Highly Compensated Employees with the highest Actual Deferral Percentages to the extent necessary but not below the next highest level of Actual Deferral Percentages. This process will be repeated, to the extent necessary, until the Actual Deferral Percentage for the group of Highly Compensated Employees satisfies one of the Actual Deferral Percentage nondiscrimination tests set forth in Code § 401(k)(3). Second, the aggregate amount of Excess Before-Tax Contributions will be allocated to the Highly Compensated Employees with the highest Before-Tax Contributions and Qualified Non-Elective Contributions to the extent necessary, but not below the next highest level of Before-Tax Contributions and Qualified Non-Elective Contributions. This process will be repeated, to the extent necessary, until the total aggregate amount of Excess Before-Tax Contributions have been allocated among the Highly Compensated Employees.

(e)	Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees. Highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who: (i) during the look-back year received compensation from the Employer in excess of $110,000 in 2011 (as further adjusted pursuant to Code § 414(q)(1)(B)); or (ii) is a five percent owner at any time during the look-back year or determination year.

For this purpose, the determination year will be the Plan Year. The look-back year will be the 12-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee will be made in accordance with Code § 414(q) and the regulations thereunder.

(f)	Qualified Matching Contributions will mean matching contributions (other than Employer Matching Contributions) made by the Employer and allocated to Participant’s Before-Tax Accounts that are subject to the distribution and nonforfeitability requirements of Code § 401(k) when made.

(g)	Qualified Non-Elective Contributions will mean contributions (other than Employer Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Before-Tax Accounts that are subject to the distribution and nonforfeitability requirements of Code § 401(k) when made.

6.5	Actual Deferral Percentage Test. Notwithstanding anything in Section 4 to the contrary, for each Plan Year the Plan will satisfy the Actual Deferral Percentage nondiscrimination tests in Code § 401(k)(3) in accordance with Treas. Reg. § 1.401(k)-2(a), which provisions are hereby incorporated by reference. For purposes of performing the Actual Deferral Percentage nondiscrimination tests for a Plan Year, the Actual Deferral Percentage of Non-Highly Compensated Employees will be determined as of the Plan Year for which such tests are performed, unless the Plan Committee elects to determine such Actual Deferral Percentage of Non-Highly Compensated Employees as of the preceding Plan Year. Any such election will not be changed except as provided by the Secretary of the Treasury. The Plan Committee may, to the extent necessary to satisfy the Code § 401(k)(3) nondiscrimination tests, use the “distribution method,” the “additional contributions method,” the “re-characterization method,” or a combination of these methods, to avoid or correct excess contributions, all as defined in Treas. Reg. § 1.401(k)-2(a). The Plan Committee may, in its discretion, adopt rules and procedures consistent with the Treasury regulations if and to the extent it deems such rules and procedures necessary or appropriate for administering the method(s) it selects.

6.6

Actual Contribution Percentage Test. Notwithstanding anything in Section 4 to the contrary, for each Plan Year the Plan will satisfy the Actual Contribution Percentage nondiscrimination tests in Code § 401(m)(2) in accordance with Treas. Reg. § 1.401(m)-

2(a), which provisions are hereby incorporated by reference. For purposes of performing the Actual Contribution Percentage nondiscrimination tests for a Plan Year, the Actual Contribution Percentage of Non-Highly Compensated Employees will be determined as of the Plan Year for which the tests are performed, unless the Plan Committee elects to determine the Actual Contribution Percentage of Non-Highly Compensated Employees as of the preceding Plan Year. Any election will not be changed except as provided by the Secretary of the Treasury. The Plan Committee may, to the extent necessary to satisfy the Code § 401(m) nondiscrimination tests, use the “distribution method,” the “additional contributions method,” the “limitation on contributions method,” or a combination of these methods, to avoid or correct excess contributions, all as defined in Treas. Reg. § 1.401(m)-2(a). The Plan Committee may, in its discretion, adopt rules and procedures consistent with the Treasury regulations if and to the extent it deems such rules and procedures necessary or appropriate for administering the method(s) it selects.

For Plan Years beginning on and after January 1, 2006, any Employer Contributions that are used to repay an ESOP Loan and are therefore treated as attributable to the ESOP component of the Plan will be tested together with the portion of the Plan consisting of contributions to the non-ESOP component of the Plan.

SECTION 7

Vesting and Forfeitures

7.1	Vesting.

(a)	Participant Accounts. Each Participant will at all times be fully vested in the amounts credited to his Before-Tax Account, After-Tax Account, and Direct Rollover Account.

(b)	Employer Accounts. Each Participant will at all times be fully vested in the Vacation Contributions, if any, credited to his Vacation Account and will have a 100% vested percentage in his other Employer Accounts on the earlier of:

(i)	the date as of which he has completed five Years of Service,

(ii)	the date on which he attains his Normal Retirement Age,

(iii)	the date on which he is deemed to incur a Termination of Employment due to death or Disability,

(iv)	the date of his death while employed by an Employer or an Affiliate,

(v)	January 1, 1997, if the Participant was an Employee on January 1, 1997, was a participant in a Predecessor Plan on December 31, 1996, and was 100% vested under the terms of the Predecessor Plan on December 31, 1996,

(vi)	March 31, 2000, if the Participant was as of that date an Employee of an Employer that had adopted the Old Monsanto Plan,

(vii)	the date on which a Change of Control occurs, or

(viii)	his Termination of Employment, if he incurs a Termination of Employment as the result of (i) a shutdown of business operations, (ii) the disposition of substantially all the assets (within the meaning of Code § 409(d)(2)) used in a trade or business of the Employer, or (iii) the disposition of an interest in an Affiliate (within the meaning of Code § 409(d)(3)).

(c)	Termination of Employment. If a Participant incurs a Termination of Employment with all Employers and Affiliates before becoming 100% vested under paragraph (b) of this Section 7.1, he will be vested in a percentage of his Employer Accounts (other than his Vacation Account, if any) determined in accordance with the following table:

Years of Service	Vesting Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
More than 5	100%

(d)	Exception. Notwithstanding the foregoing provisions of this Section 7.1, a Participant will always be fully vested in (i) any dividends paid on common stock of the Company held in any Company Stock Fund, and (ii) the portion of his Employer Matching Account or Employer Special Allocation Account invested in the Employer Company Stock Fund pursuant to the Participant’s Dividend Pass-Through Election under Section 20.13 as of the date of such election, whether or not such portion is subsequently invested in the Employer Company Stock Fund or, pursuant to one or more Diversification Elections, one or more Investment Funds.

7.2	Vesting Service or Years of Service for Purposes of Vesting. In determining Years of Service for purposes of Vesting (sometimes also referred to as Vesting Service), the following rules will apply:

(a)	An Employee’s Vesting Service will include (i) his Vesting Service under a Predecessor Plan, (ii) the period beginning on the later of July 1, 2001 or the first day of the month containing the Employee’s Employment Commencement Date and ending on the first day of the month on or after his Termination of Employment (which will, solely for purposes of this Section 7.2, include service performed for an Affiliate that is not an Employer), (iii) any interruption in service of less than 12 months, and (iv) the period beginning on the first day of the month containing the Employee’s Reemployment Commencement Date, if any, and ending on the first day of the month on or after his subsequent Termination of Employment (which will, solely for purposes of this Section 7.2, include service performed for an Affiliate that is not an Employer).

(b)	Service for a Participant who was an Employee or former Employee (other than a Temporary Employee) of a Predecessor Company will include the Participant’s service with that entity prior to its purchase by the Company or an Affiliate, as reflected in the Company’s records.

(c)	In the event an Employee (i) was a participant in the Old Monsanto Plan (or a predecessor thereto), (ii) worked in a business transferred by Old Monsanto to Solutia Inc., and (iii) had accrued Vesting Service under the Old Monsanto Plan (or a predecessor) that was transferred to the Solutia Inc. Savings and Investment Plan, such Employee’s Service under the Plan will not include his Vesting Service under the Old Monsanto Plan (or a predecessor) for periods prior to September 1, 1997.

(d)	In the event an Employee (i) was a participant in the Old Monsanto Plan (or a predecessor thereto), (ii) became a participant in the Pharmacia Savings and Investment Plan on or after July 1, 2001, and (iii) had accrued Vesting Service under the Old Monsanto Plan (or a predecessor) that was transferred to the Pharmacia Savings and Investment Plan, such Employee’s Service under the Plan will not include his Vesting Service under the Old Monsanto Plan (or a predecessor) for periods prior to July 1, 2001.

(e)	A period of concurrent service with two or more Employers and/or Affiliates will be considered as employment with only one of them during that period.

(f)	If an Employee incurs a Termination of Employment and he is later reemployed without incurring a Break in Service, his Years of Service both before his Termination of Employment and after his reemployment will be aggregated for purposes of this Plan.

(g)	Effective for Plan Years commencing on or after January 1, 1985, if an Employee incurs a Five-Year Break in Service and is subsequently reemployed by an Employer or an Affiliate, his Years of Service after such Five-Year Break in Service will not be taken into account when determining his Vesting Percentage (determined in accordance with Section 7.1 or any applicable Supplement) applicable to the portion of his Employer Accounts attributable to his employment prior to the Five-Year Break in Service. However, the Employee’s Service before and after his Five-Year Break in Service will be aggregated for purposes of determining the Vesting Percentage applicable to the portion of his Employer Accounts attributable to his employment after the Five-Year Break in Service.

7.3	Forfeitures.

(a)	If a Participant is less than 100% vested in one or more of his Employer Accounts when he incurs a Termination of Employment with all Employers and Affiliates, the non-vested portion of such account will become forfeited on the earlier of the date the Participant incurs a Break in Service or the date the Participant receives a distribution of the vested portion of his Employer Accounts. Such forfeited amounts (a “forfeiture”) will be applied pursuant to the terms of paragraph (c).

(b)	A former Participant covered under paragraph (a) who is reemployed by an Employer or an Affiliate prior to sustaining a Five-Year Break in Service will have the portion of his Employer Matching Account that was forfeited reinstated, unadjusted for any gains or losses after the amounts became a Forfeiture. Forfeitures reinstated under this paragraph will come from Forfeitures that have yet not been applied according to paragraph (c) and, to the extent such Forfeitures are insufficient, from Employer contributions. When the re-employed Participant subsequently incurs a Termination of Employment, he will be entitled to receive an amount equal to:

(i)	his Participant Accounts plus his Vacation Account (if any), plus

(ii)	the sum of

A.	his Employer Accounts at the time of the subsequent Termination of Employment, plus

B.	the amount distributed to him from such account at the time of his prior Termination of Employment, multiplied by his Vesting Percentage at the time of his subsequent Termination of Employment, minus

C.	the amount previously distributed to him from his Employer Matching Account due to his prior Termination of Employment.

(c)	In the sole discretion of the Internal People Committee or its duly authorized delegate, Forfeitures arising under Section 7.3(a) may be applied, in cash or in kind (as determined by the Internal People Committee in its sole discretion), no later than the last day of the Plan Year immediately following the Plan Year in which the Forfeiture arises under this Section, in any manner allowed by this Section and by the law, as determined by the Internal People Committee in its sole discretion (but only to the extent allowed by the Plan and by law). The manner in which Forfeitures may be applied specifically includes, but is not be limited to, the following:

(i)	reinstating Forfeitures under paragraph (b),

(ii)	reducing Employer Contributions, and

(iii)	paying Plan expenses described in Section 9.8.

Forfeitures applied as provided in this paragraph will be applied consistently with such procedures for implementing this paragraph, if any, as the Plan Committee or its delegate may have in place when the Forfeitures were applied.

(d)	Subject to the foregoing provisions of this Section, if a Participant who has incurred a Termination of Employment (or his Beneficiary) has not requested a distribution of the vested amounts in his Accounts on or before the date the Participant would have attained age 70-1/2 and such Participant has not been located by the Company, the vested amounts in the Participant’s Accounts will become Forfeitures. Any such Participant (or his Beneficiary) who subsequently requests a distribution of his Accounts will have his Accounts restored by the Company based upon the amounts forfeited, unadjusted for any gains or losses after the amounts became Forfeitures.

SECTION 8

Adjustments and Allocations

8.1	Other Accounts. In addition to the Accounts described in Sections 4 and 5, the Plan Committee may maintain such other accounts as it deems necessary. Unless the context indicates otherwise, references to a Participant’s “Accounts” means the Accounts maintained in accordance with Sections 4 and 5 and all other accounts maintained in his name under the Plan in accordance with this Section.

8.2	Adjustment of Participants’ Accounts. Each Account of each Participant will be adjusted by the Plan Committee on a daily basis (i) to reflect the current fair market value of each Investment Fund in which such Account is invested and the current fair market value of the Employer Company Stock Fund in the case of any Account that is invested in the Employer Company Stock Fund, (ii) to reflect any additions to the Account in the form of contributions, forfeitures and, where applicable, dividends, interest and other investment-related amounts that are reinvested in additional units of an Investment Fund or the Employer Company Stock Fund, and (iii) to reflect any withdrawals from the Account, including distributions and loans, and any expenses charged to the Account.

8.3	Charging Payments and Distributions. As of each Accounting Date, all payments or distributions made under the Plan since the last preceding Accounting Date to, or for the benefit of, a Participant or his Beneficiary will be charged to the proper Account of such Participant unless previously charged.

8.4	Allocation of Employer Contributions and Forfeitures.

(a)	As soon as administratively feasible following the pay date for each payroll period, all Employer Regular Matching Contributions described in Section 5.2(a)(i) (including any Forfeitures applied to reduce Employer Matching Contributions in accordance with Section 7.3) for the payroll period, will be allocated and credited to the Employer Matching Account of each Participant, who was employed by the Employer during the payroll period and who elected to contribute Before-Tax and/or After-Tax Contributions, pursuant to the applicable Employer Regular Matching Contribution formula in Section 5.2(a)(i); provided, however, that the allocation and crediting of all Employer Matching Contributions and Forfeitures for any Plan Year for a Participant described in Section 5.2(b) will be effected as soon as administratively feasible following the last day of such Plan Year.

(b)	As soon as administratively feasible following the last day of the Plan Year, all Employer Discretionary Matching Contributions described in Section 5.2(a)(ii) (including any Forfeitures applied to reduce Employer Matching Contributions in accordance with Section 7.3) for that Plan Year will be allocated and credited to the Employer Matching Account of each Participant who is employed by that Employer on the last day of the Plan Year and who elected to contribute Before-Tax and/or After-Tax Contributions during such Plan Year in proportion to the aggregate Before-Tax and/or After-Tax Contributions made by each such Participant during such Plan Year relative to the aggregate Before-Tax and/or After-Tax Contributions made by all such Participants during such Plan Year; provided, however, the amount of such Employer Discretionary Matching Contributions allocated to a Participant for a Plan Year pursuant to Section 5.2(a)(ii) will not exceed 10% (in whole percentages) of his Eligible Compensation.

(c)	As soon as administratively feasible following the last day of the Plan Year, all Employer Non-Elective Contributions described in Section 5.4 (including any Forfeitures applied to reduce Employer Non-Elective Contributions in accordance with Section 7.3) for that Plan Year will be allocated and credited to the Employer Special Allocation Account of each Participant who is employed by that Employer on the last day of the Plan Year pro-rata, in the same proportion as the amount each eligible Participant’s Eligible Compensation for the Plan Year bears to the sum of the Eligible Compensation for the Plan Year for all Participants eligible to share in the Employer Non-Elective Contribution for the Plan Year.

(d)

As soon as administratively feasible following the last day of the Plan Year, all Employer Core Contributions described in Section 5.3 (including any Forfeitures applied to reduce Employer Core Contributions in accordance with Section 7.3) for the payroll period, will be allocated and credited to the Employer Core Account of each Participant in Employee Group B who was employed by that Employer on the last day of the Plan Year according to the formula described in Section 5.3. Notwithstanding the foregoing, the last day requirement described in the preceding sentence will not apply in the case of an Authorized Mid-Year Termination; Employer Core Contributions will be allocated and credited to the Account of a Participant with an Authorized Mid-Year Termination based on his age as of the last day of the Plan Year in which the Authorized Mid-Year Termination occurred.

8.5	Allocations Pursuant to Qualified Domestic Relations Order. If a Qualified Domestic Relations Order (“QDRO”) under Code § 414(p) provides for a distribution of a portion of a Participant’s Accounts to an Alternate Payee (as defined in Code § 414(p)(8)), the Plan Committee may, in its discretion, make a distribution proportionately from each of the Participant’s Accounts in order to comply with the terms of the QDRO. The Plan Committee will pay to the Alternate Payee the entire portion of a Participant’s Accounts assigned to an Alternate Payee pursuant to a QDRO even though such a distribution would otherwise not be available to the Participant under the terms of the Plan if the amount allocated to the Alternate Payee does not exceed $5,000.

If the amount allocated to an Alternate Payee pursuant to a QDRO exceeds $5,000, the Alternate Payee may elect not to have such amount immediately distributed. In addition, in the case of each Alternate Payee, the Plan Committee will cause the Plan to maintain one or more accounts in the name of such Alternate Payee which accounts will reflect the source used to satisfy the QDRO which resulted in the creation of such Alternate Payee status. If an Alternate Payee elects not to receive an immediate distribution, such Alternate Payee will be eligible to make elections under the Plan as if such Alternate Payee were a Participant who has incurred a Termination of Employment. However, the surviving spouse of an Alternate Payee may not elect to defer distribution until December 31 of the calendar year in which the Alternate Payee would have attained age 70-1/2 (or December 31 immediately following the calendar year in which the Alternate Payee died, if later).

SECTION 9

The Trust Fund, the Investment Funds, the Company Stock Funds

and the Loan Fund

9.1	The Trust Fund. The “Trust Fund” includes all assets of the Plan which are held by the Trustee in accordance with the Plan and the Trust Agreement.

9.2	The Investment Funds and Employer Company Stock Fund.

(a)	The Trust Fund will maintain the following funds which will, except for the Employer Company Stock Fund, constitute Participant investment options under the Plan. A component of each of the funds may be invested by the Trustee or an Investment Manager (as the case may be) in cash or short-term marketable securities in order to accommodate Participant-directed activities and fund transactions. If the Trustee is charged with the maintenance of the cash component of an Investment Fund (as that term is defined below), component, the Trustee will undertake such maintenance pursuant to instructions provided by the Investment Committee which may include instructions relating to cash targets or cash buffers. If the Investment Manager is charged with the maintenance of an Investment Fund’s cash component, the Investment Manager will undertake such maintenance using its discretion except to the extent of any specific instructions delivered to the Investment Manager by the Investment Committee with respect to a designated cash target.

(i)	The Growth & Income Equity Fund which will be invested primarily in common stocks or other securities convertible into common stock of larger capitalization companies.

(ii)	The Small Cap Growth Equity Fund which will be invested primarily in the common stocks of small capitalization companies with above average revenue and earnings growth potential.

(iii)	The Small Cap Value Equity Fund which will be invested primarily in the common stocks of smaller capitalization companies with below market valuations as measured by such standard industry metrics as price-to-book or price-to-earnings ratios.

(iv)	The Value Equity Fund which will be invested primarily in the common stocks of larger capitalization companies with below market valuations as measured by such standard industry metrics as price-to-book or price-to-earnings ratios.

(v)	The Growth Equity Fund which will be invested primarily in common stock or securities convertible into common stock of larger capitalization companies with above-average revenue and earnings growth potential.

(vi)	The U.S. Equity Index Fund which will be invested primarily in securities of the companies included in the S&P 500 index or other similarly broad-based U.S. common stock index as determined by the Investment Committee in proportion such that the U.S. Equity Index Fund mirrors the characteristics of such common stock index.

(vii)	The International Equity Fund which will be invested primarily in the common stocks of companies based outside the United States.

(viii)	The Treasury Inflation Protected Securities (TIPS) Bond Fund which will be invested primarily in inflation-indexed bonds issued by the U.S. Treasury.

(ix)	The Stable Value Fund (previously known as the Fixed Income Fund) which will be invested primarily in investment grade bonds and also hold benefit responsive contracts with one or more financial institutions which, subject to specified conditions provides for the repayment of the principal of the fund plus interest thereon at an annual rate not less than zero.

(x)	The Bond Index Fund which will be invested primarily in fixed income securities of issuers included in the Barclays Capital Aggregate Bond Index or similarly broad-based bond index as determined by the Investment Committee in proportions such that the Bond Index Fund mirrors the characteristics of such bond index.

(xi)	The Balanced Fund which will be invested in both equity and fixed income securities in such proportion as permitted within guidelines established by the Investment Committee.

(xii)	The Conservative Portfolio which is a Pre-Mixed Portfolio designed to provide current income with some capital appreciation through investments in the Stable Value, U.S. Equity Index, Growth & Income, Growth Equity, Value Equity, Small Cap Growth Equity, Small Cap Value Equity, and the International Equity Funds.

(xiii)	The Moderate Portfolio which is a Pre-Mixed Portfolio designed to provide a balance of current income and capital appreciation through allocations to the Stable Value, Bond Index, U.S. Equity Index, Growth & Income, Growth Equity, Value Equity, Small Cap Growth Equity, Small Cap Value Equity, and the International Equity Funds.

(xiv)	The Moderately Aggressive Portfolio which is a Pre-Mixed Portfolio designed to provide capital appreciation and a modest amount of current income over the long term through allocations to the Bond Index, U.S. Equity Index, Growth & Income, Growth Equity, Value Equity, Small Cap Growth Equity, Small Cap Value Equity and the International Equity Funds.

(xv)	The Aggressive Portfolio which is a Pre-Mixed Portfolio designed to provide capital appreciation over the long term through allocations to the Bond Index, U.S. Equity Index, Growth & Income, Growth Equity, Value Equity, Small Cap Growth Equity, Small Cap Value Equity and the International Equity Funds.

(xvi)	The Employee Company Stock Fund which will be invested exclusively in the common stock of the Company, except that the Trustee will retain a targeted portion of the fund’s assets in cash and short-term marketable securities to facilitate Participant-directed activities, in accordance with such instructions as are provided to the Trustee by the Investment Committee.

(xvii)	The Employer Company Stock Fund, which will be invested exclusively in the common stock of the Company, except that the Trustee will retain a portion of the fund’s assets in cash and short-term marketable securities to facilitate Participants’ Diversification Elections, in accordance with such instructions as are provided to the Trustee by the Investment Committee.

Prior to December 10, 2008, the investment options under the Plan included the Chemical Stock Fund. Effective December 10, 2008, the Chemical Stock Fund ceased to be an investment option under the Plan, and all balances remaining in the Chemical Stock Fund as of that date were transferred to the Moderately Aggressive Portfolio.

(b)	The funds described in paragraph (a) above, excluding the Employer Company Stock Fund, will be referred to collectively as the “Investment Funds” and will be referred to individually as an “Investment Fund.” The Fund Committee may from time to time add, suspend, or terminate any Investment Fund, other than a Company Stock Fund, which may be suspended or terminated only by an amendment to the Plan.

(c)	Any Investment Fund other than the Employee Company Stock Fund may be partially or entirely invested in any common or commingled fund maintained by the Trustee which is invested in property of the type specified for that Investment Fund. No stocks or obligations issued by the Company or its Affiliates will be included in any of the Investment Funds, excluding the Employee Company Stock Fund; provided, however, that any investment of any Investment Fund (other than the Employee Company Stock Fund) through the medium of commingled funds and/or mutual funds will not constitute an investment in the stocks or obligations of the Company or its Affiliates even though the commingled funds and/or mutual funds may contain such stocks or obligations.

9.3	The Loan Fund. The “Loan Fund” is maintained by the Plan Committee and will constitute a part of the Trust Fund. The Loan Fund will include the notes from each Participant to whom a loan has been made under Section 13 that are reflected in the “Loan Account” of such Participants. As of the time the loan is made, the Participant’s other Accounts (other than the Participant’s Employer Core Account) will be debited to reflect the amount of the loan to the Participant in the manner specified in Section 13 and the amount of such loan will be credited to the Participant’s Loan Account. As payments of principal and interest are made on the loan, the Loan Account will be debited as specified in Section 13.

9.4	Investment Elections. A Participant in this Plan may elect (in whole percentages) to invest his Participant Accounts and his share of any Employer Contributions that were not used to repay an ESOP Loan, as defined in Section 20.3(f), and therefore invested pursuant to Section 9.5 below, in one or more of the Investment Funds. A separate investment election may be made in respect of an Employer Core Contribution which may be different from the investment election that will apply to all other amounts governed by this Section 9.4. All investment elections must be made in the time and manner prescribed by the Plan Committee. The investment election(s) of a Participant will remain in effect unless and until changed by the Participant in accordance with the provisions of this Plan.

A Participant’s After-Tax Contributions, Before-Tax Contributions, Employer Matching Contributions and/or Special Allocations that were not used to repay an ESOP Loan (and therefore invested pursuant to Section 9.5 below) and other Employer Contributions will be invested, as soon as practicable after the Accounting Date for which such contributions were made, in the Investment Funds, in accordance with the Participant’s investment election then in effect. A Participant may change his investment election in the time and manner prescribed by the Plan Committee. A Participant may change his election in accordance with this Section on any Accounting Date. If a Participant fails to make an investment election with respect to any Employer Core Contributions, other Employer Contributions or Participant Contributions allocated on his behalf and/or any other contributions governed by this Section 9.4, such amounts will be invested in the Moderately Aggressive Portfolio.

9.5	Investment of Employer Contributions That Were Used to Repay an ESOP Loan. Except as provided in paragraphs (a) and (b) of this Section, or in Section 9.7, a Participant’s Employer Accounts attributable to Employer Contributions that were used to repay an ESOP Loan will be invested in the Employer Company Stock Fund.

(a)	Diversification Election.

(i)	A Participant who either is an active Employee of an Employer or has incurred a Termination of Employment and has not received a total distribution of his vested Employer Accounts will be eligible to make a voluntary election (“Diversification Election”) to transfer any portion of his Employer Accounts from the Employer Company Stock Fund to one or more of the other Investment Funds.

(ii)	An eligible Participant’s decision to make a Diversification Election must be voluntary. Each Diversification Election will be made in the time and manner prescribed by the Plan Committee.

(iii)	Each Diversification Election will specify: (A) either the dollar amount or the percentage (in whole percentages) of the Employer Accounts invested in the Employer Company Stock Fund to be transferred to one or more of the other Investment Funds; and (B) whether it is a Market Price Election or a Minimum Price Election.

(iv)	If the eligible Participant designates the Diversification Election as a “Market Price Election,” the Trustee will transfer the selected amount on the trading day for which the election is timely made by the eligible Participant. The sale price will be based on the closing price of the common stock of the Company reported on the New York Stock Exchange on the date on which the shares are sold.

(v)	If the Diversification Election is designated by the Participant as a “Minimum Price Election,” it will be effective on the trading day for which the election is timely made by the eligible Participant, in accordance with the following provisions:

A.	Each Minimum Price Election will specify the minimum market price of the common stock of the Company below which the Trustee will not transfer the selected amount (“Minimum Market Price”).

B.	If the closing price of the common stock of the Company, as reported on the New York Stock Exchange on the trading day for which a Minimum Price Election is timely made, equals or exceeds the Minimum Market Price, the Trustee will transfer the selected amount on such date, and the sale price will be based on the closing price of the common stock of the Company reported on the New York Stock Exchange on that date.

C.	If the closing price of the common stock of the Company, as reported on the New York Stock Exchange for the trading day for which the Minimum Price Election is timely made, is below the Minimum Market Price, the Trustee will not transfer the selected amount and the Participant’s Diversification Election will expire.

(vi)	Those Participants who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, will not be eligible to make a Diversification Election if the election would violate any applicable federal law, give rise to short swing profit liability under the federal securities laws, or be prohibited under the Monsanto Company Executive and Director Securities Trading Policy.

(b)	Employer Accounts Transfer Election. A Participant who has previously made a Diversification Election with respect to the Employer Company Stock Fund may elect to have the Trustee transfer all or a portion of the Participant’s Employer Accounts that were diversified pursuant to such Diversification Election among the Investment Funds in accordance with Section 9.7.

9.6	Voting Rights in the Company Stock Funds. Participants will be notified by the Trustee of meetings of the Company’s shareholders in a manner satisfactory to the Plan Committee. Participants will also be furnished with proxy solicitation materials, if any, in advance of the shareholder meetings to which such materials relate. The Trustee will request confidential instructions from each such Participant regarding the voting of the whole shares of common stock of the Company held in the Company Stock Funds for the Participant’s Accounts, and will vote the shares of common stock in accordance with the Participant’s instructions. The Trustee will also vote on a pro-rata basis (i) shares held in the Company Stock Fund for the Accounts of Participants from whom voting instructions have not been timely received; and (ii) shares in the ESOP Suspense Account (as defined in Section 20.3(g)) or in the ESOP Interim Account (as defined in Section 20.3(d)) which have not been allocated or credited to Participants’ accounts. The proration on each voting issue will be equal to the aggregate number of votes attributable to the shares described in clauses (i) and (ii) of the preceding sentence, multiplied by a fraction, the numerator of which is the number of votes attributable to the allocated shares of all Participants who have provided timely instructions to the Trustee to vote for, against or abstain from voting on, as the case may be, the issue on which the vote is taken, and the denominator of which is the total number of votes attributable to allocated shares of all Participants who have provided timely instructions to the Trustee on the issue on which the vote was taken.

9.7	Transfers Among Investment Funds. Subject to the provisions of paragraph (c ) below, effective as of an Accounting Date for which the Participant has made a timely election, a Participant may elect to make a Diversification Election or transfer among the Investment Funds all or a portion of his Participant Accounts and his Employer Accounts (including any amounts invested in any of the Investment Funds as a result of a previous Diversification Election.). Each transfer election will apply pro-rata to the Participant Accounts and Employer Accounts that are invested in each Investment Fund that is the subject of such transfer election. A Participant, Beneficiary, or Alternate Payee who has not received a total distribution of his Accounts may make elections in accordance with this Section.

(a)	Transfer Election. The Participant will elect a transfer in the time and manner prescribed by the Plan Committee. The transfer will be made by either (i) specifying the dollar amount or percentage of the amount invested in an Investment Fund to be transferred to other Investment Funds, or (ii) specifying the dollar amount or percentage to be invested in each Investment Fund.

(b)	Market or Minimum Price Election. If a transfer pursuant to clause (i) of the preceding Section is elected and the transfer includes amounts in the Employee Company Stock Fund, the Participant will also specify whether the election for the Employee Company Stock Fund is a Market Price Election or a Minimum Price Election, as those terms are defined in Section 9.5(a).

(c)	Transfer Restrictions. In no event may amounts be transferred into the Employer Company Stock Fund. In addition, the following rules will apply to an exchange in and then out of any Investment Fund (other than the Stable Value Fund) within a 30-day period in an amount that is greater than $1,000 (“Roundtrip Transaction”):

(i)	If a Participant completes one Roundtrip Transaction, a warning letter will be issued;

(ii)	If a Participant completes two Roundtrip Transactions in any one Investment Fund within any 90-day period, the Participant will be prohibited from trading into such Investment Fund for a period of 85 days beginning on the date on which the second Roundtrip Transaction is completed;

(iii)	If a Participant completes four Roundtrip Transactions in one or more Investment Funds within any 12-month period, the Participant will be limited to one exchange day per calendar quarter for a period of 12 months following the date on which the fourth Roundtrip Transaction occurs;

(iv)	Once the 12-month limitation period described in subsection (3) above expires, any subsequent Roundtrip Transaction in any one Investment Fund in the 12-month period following the expiration date will result in another 12-month limitation period of one exchange day per calendar quarter;

(v)	Notwithstanding the preceding, a Participant may move out of any Investment Fund at any time and may move amounts into the Stable Value Fund at any time; and

(vi)	These rules do not apply to loans, contributions, or withdrawals.

9.8	Plan Expenses. Certain administrative expenses incurred by the Plan and investment expenses incurred with respect to the Investment Funds (excluding the Employee Company Stock Fund) may be paid from the Trust Fund. Payment of any such expenses from the assets of the Trust Fund will be allocated to the Accounts of each Participant as described hereunder.

(a)

Administrative Expenses. The Trustee may pay the administrative expenses of the Plan, unless paid with Forfeitures pursuant to Section 7.3 or paid by the Employers, from the assets of the Trust Fund in accordance with the provisions of the Trust Agreement. Any permitted administrative expenses relating to: (i) withdrawals under Section 12 and loans under Section 13 will be charged against the Accounts of the Participant requesting the transaction; or (ii) review of a domestic relations order to determine whether it is a QDRO under Section 8.5 will be charged against the Accounts of the Participant subject to the domestic relations order; provided, however, that in the case of a domestic relations order that is determined to be a QDRO, 50% of the administrative expenses will be allocated to and charged against the portion of the Participant’s Accounts assigned to the Alternate Payee and 50% thereof will be allocated to and charged against the Participant’s remaining Accounts, except as otherwise provided in the QDRO. Expenses described in the preceding sentence will be deducted from the Investment Funds and the Employer Company Stock Fund in which the Accounts have an interest in the manner determined by the Plan Committee. Administrative expenses of the Plan’s record keeper will be allocated to and charged against the Accounts of each Participant on a per capita basis as a fixed fee and will be paid as an ongoing per quarter charge or may be deducted in full from a Participant’s Accounts less any quarterly fees already deducted from such Participant’s Accounts for that calendar year. Any other permitted administrative expenses will be allocated to and charged against the Accounts of each Participant on a pro rata basis, based on a ratio, the numerator of which is the amount of the Participant’s Accounts and the denominator of which is the total amount of all Accounts of all Participants.

(b)	Investment Fund Expenses. The Trustee will pay the management fees and expenses incurred by the Investment Funds (excluding the Employee Company Stock Fund), unless paid with Forfeitures pursuant to Section 7.3 or paid by the Employers, from the assets of the Trust Fund in accordance with the provision of the Trust Agreement. The fees and expenses of each Investment Fund will be charged to the Accounts of each Participant in the Investment Fund on a pro rata basis, based on a ratio, the numerator of which is the Participant’s balance in the Investment Fund and the denominator of which is the total balance of all Participants in the Investment Fund.

SECTION 10

Payment of Account Balances

10.1	Timing of Distributions.

(a)	After a Participant incurs a Termination of Employment, the vested amounts in his Accounts will be distributed, or payment will begin, as soon as administratively feasible after the Participant files an election, in the form and manner prescribed by the Plan Committee, to begin receiving a distribution.

(b)	Unless a Participant elects (or is deemed to elect) to receive a distribution at a later time, payment of benefits under the Plan will commence not later than the 60th day after the latest of the end of the Plan Year during which the Participant:

(i)	attains age 65;

(ii)	reaches the tenth anniversary of his participation in the Plan; or

(iii)	incurs a Termination of Employment for reasons other than Disability.

The failure of a Participant (or, if applicable, the Participant’s spouse or Beneficiary) to elect commencement of a distribution of any benefit that would otherwise be “immediately distributable” under the Plan, as such term is defined in Treasury Reg. § 1.411(a)-11(c)(4), will be deemed to be an election to defer distribution of such benefit payment in accordance with the preceding sentence.

(c)	Notwithstanding any election to the contrary, in no event will payment of benefits under the Plan commence later than the Participant’s Required Beginning Date. For purposes of this Section, “Required Beginning Date” means the April 1 following the later of (A) the calendar year in which the Participant attains age 70-1/2, or (B) the calendar year in which the Participant retires, except that benefit distributions to a 5% owner (as defined in Code § 416) must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 without regard to whether the Participant has retired.

(d)	If the Participant dies after his distribution has begun, the remaining vested portion(s) of his Accounts will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

If a Participant dies before distribution begins, distribution of the entire vested amounts in the Participant’s Accounts will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. Notwithstanding the foregoing, if the Participant’s Beneficiary is his surviving spouse, distributions of the vested amounts in the Participant’s Accounts must begin by the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

(e)

Code § 401(a)(9) is hereby incorporated by reference, and distributions under this Plan will be made in accordance with such section and the regulations issued by the Secretary of the Treasury interpreting such section, set forth at Treas. Reg. sections 1.40l(a)(9)-1 through 1.401(a)(9)-9. Provisions reflecting Code § 401(a)(9) in this Plan will override any other distribution options that may be inconsistent with such section and this Section 10.1(e). Any distributions required under the incidental death benefit requirements of Code § 401(a)(9)(G) will be treated as distributions required under Code § 401(a)(9) and this Section.

10.2	Distribution Options. A Participant or his Beneficiary, as the case may be, may elect to receive distribution of the vested amounts in his Accounts in one of the methods described below; provided, however, if the vested amounts in a Participant’s Accounts do not exceed $1,000 at the time of distribution, the entire amount will automatically be distributed to the Participant or Beneficiary in a single sum.

(a)	Lump Sum Distribution. A Participant or a Beneficiary may elect to receive the vested amounts in his Accounts in a lump sum as soon as practicable after the date on which a timely distribution election is made (“Lump Sum Distribution”).

(b)

Installment Payout Option. Subject to the conditions and limitations set forth below, if the vested amounts in the Accounts of a Participant or a surviving spouse Beneficiary exceed $1,000, the Participant or surviving spouse Beneficiary may direct that the vested amounts in such Accounts (which, at the Participant’s or surviving spouse Beneficiary’s direction, may include or exclude Employer Core Contributions and associated earnings on such contributions) be distributed to him in monthly, quarterly, or annual Installments. In the event that the Participant or his surviving spouse Beneficiary elects to exclude any Employer Core Contributions and associated earnings on such contributions from his (or the surviving spouse Beneficiary’s installment payments), the Company Core Contributions and associated earnings on such contributions will be distributed at the election of the Participant or surviving spouse Beneficiary, as the case may be, per the rules set forth in this Section 10. In no event, however, will (i) the number of years over which installments are to be made be less than one or exceed the life expectancy of the Participant or surviving spouse Beneficiary on the date the installments commence, or (ii) the installments begin later than the Participant’s attainment of age 70-1/2. The Participant or surviving spouse Beneficiary, as the case may be, may change the frequency of installment payments (monthly, quarterly, or annual) and/or the number of years over which installments will be made, up to the life expectancy of the Participant or surviving spouse Beneficiary when the installments are recalculated. For purposes of this paragraph, the life expectancy of a Participant or a surviving spouse Beneficiary will be determined in accordance with the life expectancy table set forth in Treas. Reg. Section 1.401(a)(9)-9. If a Participant is reemployed as an Employee by an Employer or Affiliate, installment payments for such Participant will be discontinued until the Participant again incurs a Termination of Employment.

Installments payments will be made over the payment period selected by the Participant or surviving spouse Beneficiary. Each installment payment under this option will equal the quotient of (i) the vested amounts in the Participant’s Accounts at the time of payment (excluding any outstanding loan balances) divided by (ii) the number of remaining installment payments.

If a Participant or surviving spouse Beneficiary elects the Installment Payout Option, the Participant or surviving spouse Beneficiary will continue to be entitled to make investment elections under Section 9, but will not be entitled to make After-Tax Contributions, to have Before-Tax Contributions made on his behalf, or to obtain a loan under Section 13 except as provided in Section 13.15.

(c)	Common Stock of Company. Any lump sum or partial distribution of the portion of a Participant’s Accounts invested in the Company Stock Funds will be made, at the Participant’s election, in one of the following forms:

(i)	in cash;

(ii)	in full shares of common stock of the Company, with the value of any fractional shares distributed in cash; or

(iii)	in a specified number of full shares of common stock of the Company and cash, pursuant to the Participant’s election.

A Participant must make a separate election for the portion of his Accounts invested in the Employer Company Stock Fund and the Employee Company Stock Fund, respectively. Such elections will be made at the time and in the manner specified by the Plan Committee.

Participants may also elect an installment payout distribution for the portion of their Accounts invested in the Company Stock Funds, but in that event, the distributions will be made solely in cash.

Notwithstanding the foregoing, all distributions from the portions of a Participant’s Accounts invested in the Company Stock Funds will be paid in cash if the Participant fails to make an election to receive any portion of his Accounts in common stock of the Company in accordance with this Section.

(d)	Partial Distribution. Twice each Plan Year, a Participant who has incurred a Termination of Employment, or his surviving spouse Beneficiary, may elect to receive a partial distribution of at least $200 of the vested amounts in his Accounts under the Plan. A partial distribution will be made from the vested amounts in the Participant’s Accounts in the following order: After-Tax Accounts, Before-Tax Accounts (excluding amounts attributable to Qualified Non-Elective Contributions and Qualified Matching Contributions), Direct Rollover Account, Vacation Account, Employer Matching Account and Employer Core Account.

Notwithstanding the preceding, a Participant who is an officer or director of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, will not be permitted to elect to receive a partial distribution if the partial distribution would violate any applicable federal law or give rise to short swing profit liability under the federal securities laws.

(e)	Notice Regarding Distribution Options. Each Participant will be provided with a notice of his right to elect a distribution option available under this Section no less than 30 days and no more than 180 days before the date as of which distribution to such Participant begins. The notice will describe the consequences, if any, to the Participant of the failure to defer receipt of the distribution. A Participant may waive the requirement that he receive such a notice, in writing, at least 30 days prior to the date as of which benefits are to be paid. Distribution of the Participant’s Accounts may begin no earlier than seven days after the notice is supplied.

10.3	Designation of Beneficiaries.

(a)	Each Participant may, from time to time, designate any person or persons (who may be designated concurrently, contingently or successively) to whom any benefits payable on behalf of such Participant are to be distributed if he dies before he receives all of his benefits. The Beneficiary designation will also be effective if the Participant dies after his Termination of Employment but prior to distribution of all of the vested amounts in his Accounts. A Participant may designate a Beneficiary by completing the appropriate form approved by the Plan Committee and delivering it to the Plan’s record keeper, in accordance with the Plan’s procedures. The designation will be effective only upon its receipt by the Plan’s record keeper while the Participant is alive.

(b)	In the event a Participant dies prior to distribution of all of the vested amounts in his Accounts and is married on the date of his death, his Beneficiary will be his surviving spouse unless the Participant had made a Qualified Election prior to his death. A “Qualified Election” will mean:

(i)	an election made by the Participant (on forms provided by and filed with the Plan’s record keeper) providing that the surviving spouse will not be the sole Beneficiary of the vested amounts in the Participant’s Accounts, and

(ii)	either (A) the surviving spouse of the Participant consents in writing to such election and acknowledges the effect of such election on forms provided by and filed with the Plan Committee and witnessed by a notary public, or (B) it is established that there is no spouse, the spouse cannot be located, or such other circumstances exist as may be provided by regulations prescribed under the Code.

(c)	Any Qualified Election consented to by a spouse pursuant to this paragraph will be irrevocable and will be effective only with respect to the consenting spouse. Any election may be revoked but not changed by the Participant without the consent of the Participant’s spouse in accordance with this paragraph.

(d)	Subject to the provisions above regarding Qualified Elections, a Participant’s Beneficiary designation filed with the Plan’s record keeper under the Plan will be deemed to be a valid Beneficiary designation unless and until the Participant revokes such Beneficiary designation or until the Participant submits or files a new Beneficiary designation under this Plan, which will have the effect of revoking all prior Beneficiary designations.

(e)	If no Beneficiary has been named by a deceased Participant, the designation is not effective pursuant to this Section, or the designated Beneficiary has predeceased the Participant, any undistributed benefit of the deceased Participant will be distributed by the Trustee at the direction of the Plan Committee:

(i)	to the surviving spouse of such deceased Participant, if any; or

(ii)	if there is no surviving spouse, to the Participant’s estate.

(f)	The marriage of a Participant will revoke any prior Beneficiary designation made by him unless such prior Beneficiary designation is reaffirmed through a Qualified Election.

10.4	Overpayments/Underpayments. In the event the Plan Committee determines that a Participant, spouse, or Beneficiary has received a benefit in excess of the amount to which he is entitled under the terms of the Plan, the Plan Committee will cause the Plan to seek reimbursement of the overpayment from the Participant, spouse, Beneficiary, or his estate, as appropriate, in accordance with procedures adopted by the Plan Committee. In the event the Plan Committee determines that a Participant, spouse, or Beneficiary has received a benefit of less than the amount to which he is entitled under the terms of the Plan, the Plan will reimburse the Participant, spouse, or Beneficiary, or his estate, as appropriate, adjusted for applicable earnings, for the period of underpayment, in accordance with procedures established by the Plan Committee.

SECTION 11

Directed Rollovers

11.1	Directed Rollovers. This Section 11 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an Eligible Rollover Distribution (as defined in Section 11.2) paid directly to an Eligible Retirement Plan (as defined in Section 11.3) specified by the Distributee (as defined in Section 11.4) in a Direct Rollover (as defined in Section 11.5).

11.2	Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(a)	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life expectancy of the Distributee, or for a specified period of 10 years or more;

(b)	any distribution to the extent such distribution is required under Code § 401(a)(9);

(c)	any hardship distribution; and

(d)	any other distributions specified in Code § 402(c)(4) or designated by the Internal Revenue Service in revenue rulings, notices and other guidance of general applicability.

11.3	Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code § 408(a), a Roth individual retirement account described in Code § 408A, an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), an annuity contract described in Code § 403(b), an eligible plan under Code § 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or a qualified trust described in Code § 401(a), that accepts and agrees to separately account for the Distributee’s Eligible Rollover Distribution.

11.4	Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a QDRO are Distributees with regard to the interest of the spouse or former spouse, for purposes of this Section.

11.5	Direct Rollover. A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

11.6	Non-Spousal Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit an election of a Participant’s designated Beneficiary who is not a Distributee (a “Non-Spousal Distributee”) under this Section, a Non-Spousal Distributee may elect, at such time and in such manner as prescribed by the Plan Committee, to have all or any portion of the benefits payable to such Non-Spousal Distributee that is treated as an eligible rollover distribution under Code § 402(c)(11) to be paid directly, in a trustee-to-trustee transfer, by the Plan to an individual retirement plan described in Code § 408(a) or (b) ( an “IRA”) that is established for the purpose of receiving the distribution on behalf of the Non-Spousal Distributee and treated as an inherited IRA (within the meaning of Code § 408(d)(3)(C)). The determination as to whether all or a portion of the benefits payable to a Non-Spousal Beneficiary may be (i) paid in a trustee-to-trustee transfer by the Plan to such an IRA and (ii) treated as an eligible rollover distribution for purposes of this Section 11.6 will be made by the Plan Committee (or the duly authorized delegate of such Committee) in accordance with applicable guidance under Code § 402(c)(11).

SECTION 12

Withdrawals

12.1	Participant Withdrawals. A Participant who is actively employed by an Employer or an Affiliate may elect to withdraw any portion of the following amounts (to the extent not previously withdrawn and not more than the balance credited to his respective accounts), in the following order:

(a)	the contributions previously made to his After-Tax Accounts and all earnings credited to such accounts;

(b)	any amounts in his Direct Rollover Account; and

(c)	those portions of his Employer Accounts (other than amounts attributable to Employer Core Contributions), that are vested at the time of withdrawal.

The minimum withdrawal will be $200 or the balance available, if less. Any election by a Participant under this Section must be made in the manner prescribed by the Plan Committee.

Notwithstanding the foregoing, a Participant who has less than five years of participation in this Plan (including, for this purpose, years of participation in the Old Monsanto Plan), may not withdraw any portion of his Employer Accounts that is attributable to contributions made to those accounts during the immediately preceding 24 months.

12.2	Withdrawals and Distributions from Before-Tax Accounts Prohibited. Except as provided in Sections 12.2(b) and 12.3:

(a)	General Prohibition. Withdrawals and distributions by a Participant from his Before-Tax Accounts will be prohibited before the first to occur of his death, Disability, age 59-1/2 or Termination of Employment.

(b)	Seminis Exception. A former Participant in the Seminis Vegetable Seeds, Inc. 401(k) Plan (the “Seminis Plan”) may elect to withdraw, in cash, up to 100% of any amount that had been credited to his “Seminis Rollover Contributions Account” under the Seminis Plan. Such withdrawals may be made at any time. For purposes of this Section 12.2(b), the term “Seminis Rollover Contributions Account” means any distribution from a qualified plan (or an individual retirement account holding only assets allocable to a distribution from a qualified plan) of an amount that a former Participant in the Seminis Plan elected to contribute to the Seminis Plan in accordance with the provisions of Section 5.06 of the Seminis Plan document in effect at the time of the merger of the Seminis Plan with the Plan. Any election under this Section 12.3(b) must be made in the manner prescribed by the Plan Committee.

12.3	Age 59-1/2 Withdrawals. Any time after a Participant attains age 59-1/2, he may elect to receive any portion of his Accounts (except amounts in this Employer Core Account), to the extent vested, except that the minimum withdrawal will be $200 or the vested balance available, if less. Any election by a Participant under this Section must be made in the manner prescribed by the Plan Committee.

12.4	Charging and Allocations of Withdrawals. All withdrawals under Sections 12.1 through 12.3 will be charged to the proper account of the Participant and prorated among the Investment Funds in which such account is invested.

SECTION 13

Loans

13.1	Loans. The Plan Committee may, in its sole discretion, direct the Trustee to loan a Participant amounts from his Participant Accounts. All loans will be subject to the terms, conditions, requirements, and limitations specified in this Section and in any SIP loan procedures (“Loan Procedures”) that may be adopted by the Plan Committee pursuant to Section 13.15. The procedures described in this Section and in the Loan Procedures will be administered by the Plan Committee, and will be uniformly applied to all Participants similarly situated. Loans made to Participants under this Section will meet the requirements of Code § 72(p) and the regulations under ERISA § 408(b)(1).

13.2	Loan Eligibility.

(a)	To be eligible to request a loan, an individual must:

(i)	be a Participant,

(ii)	have sufficient funds in his Participant Accounts to provide a loan of at least $1,000,

(iii)	be a party-in-interest (as defined in ERISA § 3(14)).

(b)	Notwithstanding anything herein to the contrary, those Participants who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, will not be eligible to request or obtain a loan.

(c)	Only two loans per Participant may be outstanding at any time, taking into account loans outstanding both under this Plan and under any other plan maintained by an Employer or an Affiliate, and a Participant will not be eligible to apply for a new loan until 20 business days after one of the two earlier loans has been repaid. Further, a second loan may not be made to a Participant who is in default on an outstanding loan that has not been offset against the Participant’s Accounts or otherwise repaid. If a Participant’s Termination of Employment should occur after the Participant has requested a loan but before the loan is made, and the Participant ceases to be a party-in-interest (as defined in ERISA § 3(14)), the Participant’s request will automatically be canceled upon his Termination of Employment.

13.3	Loan Application. A Participant must request a loan in the manner prescribed by the Plan Committee, and the request will be supported by such evidence as the Plan Committee may request. The Plan Committee will review each loan request and decide whether or not it will be approved. The decision of the Plan Committee regarding the approval of the loan request will be final and binding on all parties.

13.4	Maximum Loan. The maximum loan will be the lesser of the following amounts:

(a)	50% of the vested amount in a Participant’s Accounts, including his Employer Accounts but excluding his Employer Core Account, reduced by the Participant’s highest total outstanding loan balances, under this Plan and any other plan maintained by an Employer or an Affiliate, during the one-year period ending on the day before the date on which a loan is made; or

(b)	$50,000, reduced by the Participant’s highest total outstanding loan balances, under this Plan and any other plan maintained by an Employer or an Affiliate, during the one-year period ending on the day before the date on which a loan is made.

The foregoing loan limits will apply only at the time the loan is requested. The Plan Committee may also establish guidelines relating to the ability of the Participant to repay the loan, which will determine the maximum amount of any loan which can be made to any Participant.

13.5	Interest. Each loan will bear interest at a rate to be fixed by the Plan Committee. The interest rate for new loans initiated on and after July 8, 2012 will be set quarterly, based on the addition of 200 basis points to the “prime interest rate” in effect on the first day of the quarter (or such lesser or greater interest rate as may be required to qualify as a “reasonable rate of interest” within the meaning of regulations issued by the Department of Labor). The “prime interest rate” will mean the base rate on corporate bonds posted by at least 75% of the 30 largest banks in the United States, as reported by Reuters. Interest rates will be fixed for the term of the loan at the time the loan is made.

13.6	Term of Loan and Repayment. The period of repayment for any loan will be determined by mutual agreement between the Plan Committee and the Participant, but will in no event exceed 60 months; provided, however, that the 60-month repayment period restriction will not apply to any principal residence loan, which is a loan used to acquire a dwelling that is to be used within a reasonable period of time as the principal residence of the Participant. The Plan Committee will have discretion to determine when and under what, if any, circumstances principal residence loans will be made and the loan repayment period for such loans.

Loan payments by a Participant who is classified as a Regular Full-Time Employee or Regular Part-Time Employee by the Company will be required to be made through payroll deductions, and the Participant will be required, in the manner prescribed by the Plan Committee, to authorize the Employer to deduct the loan payments from his wages or salary, which amounts will be transmitted to the Trustee and applied against the outstanding loan balance. Loan payments by a Participant who is employed other than as a regular full-time or regular part-time Employee will be made by payroll deduction to the extent possible. If the Participant does not receive a paycheck, or if the paycheck is less than the loan repayment amount, the Participant must repay the loan by certified check, cashier’s check, money order or automated clearing house (ACH) fund transfer. Loan payments by a Participant who is employed by an Affiliate that is not an Employer will be made by payroll deduction unless payroll deduction is not permissible or the Plan Committee determines such method is not practicable. If loan payments are not made by payroll deduction, the Participant must make such loan payments by certified check, cashier’s check, money order or ACH fund transfer in accordance with procedures prescribed by the Plan Committee.

Loan payments by a Participant who has incurred a Termination of Employment, is vested, and is a “party-in-interest” (as such term is defined in ERISA § 3(14)), will be made by certified check, cashier’s check, money order or ACH fund transfer in accordance with procedures prescribed by the Plan Committee.

Participants may prepay the entire amount of the remaining unpaid principal balance (and all remaining interest due thereon) other than by payroll deduction at any time without penalty.

13.7	Source of Loan Funds. Loans will only be made from a Participant’s Participant Accounts. A Participant’s Employer Accounts will not under any circumstances be used for a loan.

13.8	Security for Loans. Each loan will be evidenced by a promissory note in a form approved by the Plan Committee, will provide for a reasonable annual rate of interest as determined under Section 13.5, and will be secured by the Loan Account maintained for that Participant under the Plan.

13.9	Accounting for Loans. A loan granted to a Participant will be made by liquidating, converting to cash, and debiting the Before-Tax Accounts (other than amounts attributable to Qualified Non-Elective Contributions and Qualified Matching Contributions), Direct Rollover Account, After-Tax Contributions Accounts, Qualified Non-Elective Contributions and Qualified Matching Contributions in that order. If the Participant Accounts of the Participant are invested in two or more Investment Funds, the loan proceeds will be taken pro rata from the Investment Funds. A Loan Account will then be established for the Participant, which will reflect the outstanding unpaid balance of the loan from time-to-time. Loan repayments will be separated into principal and interest payments.

Principal payments will be debited against the Participant’s Loan Account and credited to his Participant Accounts pro rata across all sources that funded the loan.

Interest payments will be debited against the Participant’s Loan Account and credited to his Participant Accounts in the same manner as the outstanding loan balance. Principal and interest payments will be invested in the Investment Funds in accordance with the Participant’s current investment election for new contributions.

13.10 Withdrawals and Distributions While Loan Balance is Outstanding.

(a)	A Participant with an outstanding loan balance who applies for a withdrawal of his After-Tax Accounts will be eligible to the extent that amounts remain in his After-Tax Accounts.

(b)	When a final distribution is made with respect to a Participant who has an outstanding loan balance, the Participant (or his Beneficiary) will receive a distribution of the vested amounts in his Accounts offset by the balance of the Participant’s Loan Account. In addition, the Participant’s promissory note will be distributed to the Participant (or his Beneficiary) and the balance in the Participant’s Loan Account will be reduced to zero.

(c)	If a Participant who has an outstanding loan balance incurs a Termination of Employment, he must repay the entire amount of the outstanding unpaid principal and interest within 60 days following his next scheduled loan repayment date. If the loan amount is not repaid within this time period, the Participant’s promissory note will be distributed to the Participant (or his Beneficiary) and the balance in the Participant’s Loan Account will be reduced to zero. Notwithstanding any of the foregoing, if the Participant continues to qualify as a party-in-interest after his Termination of Employment, he may continue to make loan payments of unpaid principal and interest by certified check, cashier’s check, money order or by ACH fund transfer in accordance with procedures prescribed by the Plan Committee, after such Termination of Employment; provided, however, he may not elect to begin receiving payments under the Installment Payout Option until the entire amount of the outstanding principal and interest is repaid.

(d)	In no event will a Participant, his Beneficiary, or any other person be paid in cash (or property other than the promissory note of the Participant) an amount attributable to a balance in a Participant’s Loan Account.

(e)	For a Participant who incurs a Termination of Employment:

(i)	involuntarily and is determined by the Company to have been terminated through no fault of his own, or

(ii)	as the result of either the disposition of substantially all the assets (within the meaning of Code § 409(d)(2)) used in a trade or business of an Employer or the disposition of the interest in an Affiliate (within the meaning of Code § 409(d)(3)),

The Plan will accept as loan payments, amounts paid by the Participant by certified bank check, cashier’s check, money order or by ACH fund transfer in accordance with procedures prescribed by the Plan Committee, after such Termination of Employment. Except as provided in Section 13.11, the outstanding principal and interest of any such loan will not be treated as a deemed taxable distribution prior to the distribution of the Participant’s Accounts.

13.11	Unpaid Balances at End of 60-Month Repayment Period. In the event that any principal or interest on any loan remains outstanding at the end of 60 months following the date of the loan (or, in the case of a principal residence loan having a repayment period greater than 60 months, the end of such repayment period), the Trustee or its delegate will declare the remaining unpaid loan balance to be a taxable distribution from the Plan for purposes of Code § 72(p) and the Participant’s tax basis in the Plan will be decreased by the amount of such taxable distribution, but not below zero. If the outstanding loan balance is subsequently repaid, the principal payments will be credited as provided in Section 13.9. For all other purposes, the remaining unpaid loan balance, including accrued interest thereon, will remain a legal obligation of the Participant, and the Trustee and the Plan Committee will take all necessary action to ensure its collection.

13.12	Failure to Repay Loans. The Plan Committee will establish uniform rules to apply when a Participant fails to repay any portion of a loan made to him and accrued interest thereon in accordance with the terms of the loan, or when any portion of a loan and accrued interest thereon remains unpaid on a Participant’s Termination of Employment. The rules will be set forth in the Loan Procedures.

13.13	Loans to Participants Who Are Retired or Have Incurred a Termination of Employment. Notwithstanding anything to the contrary contained in the Plan, a Participant who has retired or otherwise incurred a Termination of Employment and who is a party-in-interest (as defined in ERISA § 3(14)) will be eligible to request a loan in accordance with Section 13.3 and to obtain a loan. Notwithstanding the preceding, if a Participant who is receiving payments pursuant to the Installment Payout Option and who is a party-in-interest (as defined in ERISA § 3(14)) obtains a loan under the Plan, the installment payments to such Participant will be discontinued during the term of the loan.

13.14	Special Loan Provisions for Participants on a Military Leave of Absence. Notwithstanding any provision in Section 13 to the contrary, for Participants on a “military leave of absence,” the rules set forth in this Section 13.14 will apply. For purposes of this Section 13.14 and the Plan, generally, a “military leave of absence” will mean that period during which a Participant is performing service in the uniformed service (as defined in Code § 414(u)).

(a)	The interest rate during the Participant’s military leave of absence will be the lesser of 6% and the interest rate otherwise determined in accordance with Section 13.5, and

(b)	If the Participant is not receiving pay from an Employer while on military leave of absence, during such leave (i) loan repayments will be suspended under this Plan as permitted under Code § 414(u)(4), and (ii) interest will continue to accrue on the outstanding principal balance in accordance with subsection (a). Loan repayments will resume when a Participant returns to work from unpaid military leave, and the loan must be re-amortized and repaid in substantially level installments by the end of a period equal to the length of the original loan repayment period plus the Participant’s period of military service.

(c)	If a Participant does not return to active employment with an Employer at the end of a military leave of absence, the Participant will be deemed to have incurred a Termination of Employment as of the last day of his military leave of absence.

13.15	Loan Procedures. The Plan Committee may adopt Loan Procedures, which are hereby incorporated by reference and made a part of the Plan. The Loan Procedures may establish additional terms and conditions not inconsistent with the provisions of this Section, including but not limited to:

(a)	Such rules and regulations as the Plan Committee deems necessary for the proper and efficient administration of loans under the Plan, including but not limited to, appropriate adjustments in the accounting provisions of the Plan as it deems necessary and advisable to facilitate accounting for loans under the Plan;

(b)	Standards that will be used to determine if a loan application should be approved; and

(c)	Forms to be used in administering the loan provisions of this Plan.

The Plan Committee will further have the authority to employ agents, attorneys, accountants, and other persons to administer the Loan Procedures properly and efficiently and to collect outstanding loans, and to take all other actions necessary or advisable to carry out the provisions of this Section.

SECTION 14

Administration

14.1	The Plan Committee. The Plan Committee will be the Plan Administrator of the Plan. The Plan Committee has, with respect to the rights and obligations of all parties with an interest in this Plan.

(a)	Powers, Rights and Duties. The Plan Committee will have the powers, rights and duties specifically stated elsewhere in the Plan or the Trust Agreement, and in addition, has the following powers, rights and duties:

(1)	To control and manage, in its sole discretion, the operation and administration of the Plan.

(2)	To determine, in its sole discretion, all questions concerning administration and management arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and any other persons and the amounts of their benefits under the Plan.

(3)	To interpret the Plan and any other relevant documents and materials as it deems appropriate in its sole discretion to remedy ambiguities, inconsistencies, or omissions, to determine the rights and duties arising out of or in connection with the Plan, and to accomplish or facilitate such other purposes as it chooses in its sole discretion.

(4)	To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement.

(5)	To enforce the Plan in accordance with terms of the Plan and the Trust Agreement and in accordance with the rules and regulations adopted by the Plan Committee as provided above.

(6)	To direct the Trustee as respects payments, distributions, or loans from the Trust Fund in accordance with the provisions of the Plan.

(7)	To furnish the Employers with such information as may be required by them for tax or other purposes as respects the Plan.

(8)	To employ agents, attorneys, accountants or other persons (who also may be employed by any of the Employers, the Investment Committee or the Trustee), and allocate or delegate to them such powers, rights and duties as the Plan Committee may consider necessary or advisable to properly carry out the administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, will be in writing.

(9)	To appoint a person or entity to serve as agent for service of legal process for the Plan. In the absence of such an appointment, the Company will serve as agent for service of legal process for the Plan.

(10)	To undertake, in conjunction with the Company and Trustee, as applicable, such correction of Plan failures as the Plan Administrator deems necessary, including correction to preserve the tax qualification of the Plan under Code § 401(a), to correct a fiduciary breach under ERISA, or to correct a prohibited transaction under the Code or ERISA.

(b)	Manner of Action. During any period in which two or more Plan Committee members are acting with respect to the Plan, the following provisions apply to the extent the context admits:

(1)	The Plan Committee members may act by meeting or may take action in a writing signed without meeting, and may sign any document by signing one document or concurrent documents.

(2)	An action or a decision of a majority of the members of the Plan Committee as to a matter will be as effective as if taken or made by all members of the Plan Committee.

(3)	A Plan Committee member by writing may delegate any or all of his rights, powers, duties and discretion (along with all responsibility therefore under the Plan or otherwise) to any other Plan Committee member by signing a written instrument specifying the terms of such delegation, with the consent of the latter.

(4)	If, because of the number of members of the Plan Committee qualified to act, there is an even division of opinion among the Plan Committee members as to a matter, a disinterested party selected by the Plan Committee will decide the matter, and such party’s decision will control.

(5)	Except as otherwise provided by law, no member of the Plan Committee will be liable or responsible for an act or omission of any other Plan Committee member(s) in which the former has not concurred.

(6)	The certificate of the Secretary of the Plan Committee, or of a majority of the Plan Committee members, that the Plan Committee has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

(c)	Information Required by Plan Committee. The Employers will furnish the Plan Committee with such data and information as the Plan Committee may deem necessary or desirable in order to administer the Plan. The records of the Employers as to an Employee’s or Participant’s period or periods of employment, Termination of Employment and the reason therefore, leave of absence, reemployment, and earnings will be conclusive on all persons unless determined to the Plan Committee’s satisfaction to be incorrect. Participants, other persons entitled to benefits under the Plan, and all persons making claims under the Plan also will furnish the Plan Committee with such evidence, data or information as the Plan Committee considers necessary or desirable to administer the Plan.

(d)	Records. The Plan Committee will keep a record of all of their proceedings and will keep or cause to be kept all books of account, records, and other data as may be necessary or advisable in their judgment for the administration of the Plan. The Plan will operate, and the Plan’s records will be kept, on a fiscal year basis that coincides with the Plan Year.

(e)	Plan Committee Decision Final. Subject to applicable law and the provisions of Section 14.4, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Plan Committee made by the Plan Committee in good faith will be binding on all persons. A misstatement or other mistake of fact will be corrected when it becomes known, and the Plan Committee will make such adjustment on account thereof as it considers equitable and practicable.

14.2	The Investment Committee.

(a)

Investment Committee’s General Powers, Rights and Duties. The Investment Committee has, with respect to the rights and obligations of all parties with an interest in the management or investment of the assets of this Plan, the power, rights and duties specifically stated in this Section, or elsewhere in the Plan or the

Trust Agreement, including the authority on its own behalf or through its agents to manage and control the assets of the Trust Fund and including, in addition to the powers and authority not specifically granted to the Investment Committee by the Trust Agreement, all powers and authority necessary or appropriate to the discharge of its duties as a Named Fiduciary. The Investment Committee may from time to time appoint any person or corporation of any state in the United States to act as an “Independent Fiduciary” with respect to all or any portion of the assets of the Trust Fund. Each Independent Fiduciary will have the rights, powers, duties, and discretions as may be set forth in the instrument of appointment. The funds accumulated under this Plan are held and/or invested by the Trustee, or by such Trustee and one or more Insurance Companies, or one or more Investment Managers. The Trustee acts in accordance with the Trust Agreement, which implements and forms a part of this Plan, and which may, but need not, provide for the appointment of an Investment Manager to make investments of this Trust Fund.

(b)	Plan Assets. Employer contributions and other assets of the Plan are, at the direction of the Investment Committee, held and invested by the Trustee or by the Trustee and the Insurance Company and may be invested and commingled with the assets of other retirement plans of the Company in the Trust if, under the terms of the Trust, the assets of several plans are treated, solely for investment purposes, as if they belonged to one plan, so that earnings and losses on investments are allocated among the plans on a pro rata basis, and each plan’s assets are assigned to a separate account and separately administered for purposes of paying benefits and expenses. As provided in the Trust Agreement from time to time, assets of the Plan may be used to pay costs and expenses of the Plan.

14.3

Service Providers. Without limiting the generality of any other provision of this Section, the Company may, on behalf of the Plan, enter into a services agreement with one or more third parties (each a “Service Provider”) under which the Service Provider performs services necessary or desirable in the administration of certain aspects of the Plan, including, but not limited to, record-keeping, determination of benefits payable under the

Plan, and such other responsibilities as are designated in the applicable services agreement. Any Service Provider may employ one or more persons to render advice with respect to its responsibilities under the Plan and may delegate to the agents it designates any of its responsibilities for the operation and administration of the Plan.

14.4	Delegation of Authority. Notwithstanding anything contained herein to the contrary, the Plan Committee or Investment Committee may each delegate any or all of its authority, duties, or responsibilities under this Plan to one or more other persons or entities, including the Company and its officers, Employees or agents.

14.5	Uniform Rules. The Plan Committee will administer the Plan on a reasonable and nondiscriminatory basis and will apply uniform rules to all Participants similarly situated.

SECTION 15

Benefit Claims Procedure

15.1	Plan Review of Benefit Claims. If any Participant or Beneficiary believes he is entitled to benefits in an amount greater than those that he is receiving or has received, he may file a claim with the Plan Committee. The claim will be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.

The Plan Committee will review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of the Plan Committee’s decision with respect to the claim. If special circumstances require an extension of time, the claimant will be so advised in writing within the initial period. In no event will an extension exceed 90 days. The notice of the decision of the Plan Committee with respect to the claim will be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.

The Plan Committee will also advise the claimant that he or his duly authorized representative may request a review by the Plan Committee of the denial by filing with the Plan Committee within 60 days after notice of the denial has been received by the claimant, a written request for review. The claimant will be informed that he may have reasonable access to pertinent documents and must submit comments in writing to the Plan Committee within the same appeal period. If a request for review is filed, review of the denial will be made by the Plan Committee within, unless special circumstances require an extension of time, 60 days after receipt of the request, and the claimant will be given written notice of the Plan Committee’s final decision. If special circumstances require an extension of time, the claimant will be so advised in writing within the initial appeal review period. In no event will an extension exceed 60 days. The notice of the Plan Committee’s final decision will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based, and will be written in a manner calculated to the understood by the claimant.

SECTION 16

Relating to the Employers

16.1	Action by Employers. Any action required or permitted of an Employer, including the Company, under the Plan will be by resolution of its board of directors, by a duly authorized committee of its board of directors, or by a person or persons authorized by resolution of its board of directors or by resolution of such committee.

16.2	Additional Employers. Any Affiliate that is not an Employer may adopt the Plan and become an Employer under the Plan and a party to the Trust Agreement by filing with the Plan Committee certified copies of:

(a)	a resolution of the board of directors of the Affiliate, or its duly authorized delegate, providing for its adoption of the Plan; and

(b)	a resolution of the Company’s Board, or its duly authorized delegate, consenting to the adoption of the Plan by such Affiliate.

16.3	Restrictions as to Reversion of Trust Assets to Employers. Except as to contributions and premiums paid as a result of mathematical error or other mistake of fact, the Employers will have no right, title or interest in the assets of the Trust Fund nor will any part of the assets of the Trust Fund at any time revert or be repaid to an Employer, unless the Internal Revenue Service initially determines that the Plan, as applied to an Employer that had not previously maintained the Plan, does not meet the requirements of a “qualified plan” under the Code. In the case of contributions or premiums paid by the Employers as a result of a mistake of fact, such contributions or premiums may be returned to the Employers within one year after their payment.

SECTION 17

General Provisions

17.1	Notices. Each person entitled to benefits under the Plan must file in writing with the Plan Committee his post office address and each change of post office address. Any communication, statement or notice addressed to any such person at the last post office address filed with the Plan Committee will be binding upon the person for all purposes of the Plan, and the Plan Committee, the Investment Committee, the Employers or the Trustee will not be obligated to search for or ascertain the whereabouts of any such person, except as may otherwise be required by law. Any notice or document required to be given to or filed with either the Plan Committee or the Investment Committee will be considered as given or filed if delivered or mailed, postage prepaid, to such committee in care of the Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

17.2	Waiver of Notice. Any notice required under this Plan may be waived by the person entitled to notice.

17.3	Absence of Guaranty. Neither the Plan Committee, the Investment Committee, nor any Employer in any way guarantees the Trust Fund or any other fund from loss or depreciation, nor guarantees any payment to any person. The liability of the Employers, the Trustee, the Plan Committee, or the Investment Committee to make any payment under the Plan will be limited to the assets held by the Trustee as a part of the Trust Fund.

17.4	Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Employers, or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

17.5	Interests Not Transferable. Except as may be required by the tax withholding provisions of the Code, Code § 401(a)(13)(B) (dealing with Qualified Domestic Relations Orders), or a state’s income tax act, and except (to the extent permitted by law) as to any debt owing to the Trustee as a result of participation in the Plan, the interests of Participants and their Beneficiaries under this Plan and the Trust Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

17.6	Facility of Payment. When a person entitled to benefits under the Plan is under a legal disability, or, in the Plan Committee’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Committee may direct that the benefits to which the person otherwise would be entitled will be paid to such person’s legal representative, or to a relative or friend of the person for the person’s benefit, or the Plan Committee may direct the application of the benefits for the benefit of the person. If the Plan Committee receives proper authorization by a Participant or any other person entitled to benefits under the Plan, and unless and until the Plan Committee is notified or becomes aware that the authorization no longer is in effect, the Plan Committee will direct that periodic deposits of the benefits that otherwise would be payable directly to the Participant will be made into a savings or checking account established in his name at a bank or other financial institution. Any payment made in accordance with the provisions of this Section 17.6 will be a full and complete discharge of any liability for the payment under the Plan.

17.7	Gender and Number. Where the context admits, words denoting the masculine gender will include the feminine and neuter genders, the singular will include the plural, and the plural will include the singular.

17.8	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

17.9	Indemnity. Without in any way limiting the scope of any indemnity agreement entered into in favor of or by and between parties referred to in this Section, the Plan Committee,

the Investment Committee, the members of those committees, the former members of those committees and any persons who are or were directors, officers or Employees of the Employers or Affiliates, will be indemnified and saved harmless by the Company from and against any and all liability, or allegations of liability, to which the Plan Committee, the Investment Committee, the members or former members of those committees, such directors, officers, or Employees, or such former directors, officers or Employees may be subjected by reason of any act done or omitted to be done in good faith in the administration of the Plan or Trust or in the investment of the assets of the Trust, including all expenses reasonably incurred in their defense in the event the Company fails to provide such defense after having been requested in writing to do so.

17.10	Controlling State Law. To the extent not preempted or superseded by the laws of the United States, the laws of Missouri, determined without regard to its conflict of law rules, will be controlling in all matters relating to the Plan.

17.11	Severability. In case any provisions of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Plan, and the Plan will be construed and enforced as if the illegal and invalid provisions had never been set forth in the Plan.

17.12	Headings. The Headings and sub-headings in the Plan and Trust Agreement are inserted for convenience and reference only and are not to be used in construing this Plan or any provision thereof.

17.13	Successors. The provisions of this Plan will be binding upon the Employers and their successors and assigns and upon the Participants and their heirs, Beneficiaries, estates, and legal representatives.

17.14	No Reductions for Social Security Increases. No benefits otherwise payable under the Plan will be decreased because of increases in Social Security benefits occurring either before or after the Participant’s Termination of Employment.

17.15	Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 401(a)(37) and, to the extent required, Code § 414(u).

SECTION 18

Amendment, Termination or Plan Merger

18.1	Amendment. While the Employers expect and intend to continue the Plan, the Company reserves the right to amend the Plan from time to time, retroactively or prospectively, by resolution of the Company’s Board, or its delegate; provided, however, that:

(a)	Except as may be required by the Internal Revenue Service for the purpose of meeting the conditions for qualification or for tax deduction under Code §§ 401 through 416 and Code § 501, or as may be required by ERISA or any other applicable state or federal law, no action of the Company hereunder will alter the operation of the Plan as it applies to Employees with whom, or with whose representatives, there exists a written collective bargaining agreement pertaining to retirement income benefits, during the term of any such agreement.

(b)	Except as provided in Section 16.3, no amendment will result in the return or repayment to any Employer of any part of the Trust Fund or the income there from, or result in the distribution of the Trust Fund for the benefit of anyone other than Employees and former Employees of the Employers and any other persons entitled to benefits under the Plan.

18.2	Termination. The Plan will terminate as to all Employers on any date specified by the Company upon written notice of termination given to the Plan Committee, the Investment Committee, the Trustee and the other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:

(a)	The date it is terminated by the board of directors of that Employer or its duly authorized delegate.

(b)	The date the Employer completely discontinues its contributions under the Plan.

(c)	The date that Employer is judicially declared bankrupt or insolvent.

(d)	The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that:

(i)	In any such event arrangements may be made with the consent of the Company whereby the Plan may be continued by any successor to that Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser may be substituted for that Employer under the Plan and the Trust Agreement; and

(ii)	If any Employer is merged, dissolved or in any way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination.

18.3	Plan Merger or Consolidation. In no event will there be any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). In the event a qualified plan is merged into the Plan, the Investment Committee may establish such rules and procedures as necessary to allocate the assets of accounts transferred to the Plan among the Investment Funds.

18.4	Notice of Amendment, Termination, or Plan Merger. Affected Participants will be notified of any termination, plan merger, consolidation, or substantial amendment within such time as is required by law, or in the absence of any legal requirement, within a reasonable time.

18.5

Vesting and Distribution on Termination. On termination or partial termination of the Plan, the date of termination or partial termination will be a Special Accounting Date and, after all adjustments then required have been made, the benefits of all affected Participants will be fully vested. If, on partial termination of the Plan, an affected Participant remains an Employee of any Employer or Affiliate, the amount of his benefits will be retained in the Trust Fund, subject to his right to make withdrawals in accordance with Section 12, until after his Termination of Employment with all Employers and Affiliates, and as soon as practicable thereafter will be paid to him in accordance with the provisions of Sections 10.1 and 10.2.

18.6	Transfer of Assets and Liabilities. The Plan Committee acting in conjunction with the Investment Committee may request the Trustee in writing to accept the transfer of assets and liabilities from the trustee of an employee pension plan maintained by another employer (“Transferor Plan”) to the Trust Fund; provided:

(a)	the Transferor Plan is qualified under Code § 401(a) and the trust maintained by the Transferor Plan from which the assets and liabilities are transferred is exempt from tax under Code § 501(a);

(b)	the transfer complies with Code § 414(l); and

(c)	where required or advisable, the approval of all necessary governmental agencies has been obtained.

The Plan Committee acting in conjunction with the Investment Committee may request the Trustee in writing to transfer assets and liabilities of the Trust Fund to the trustee of an employee pension benefit plan maintained by another employer (“Transferee Plan”); provided:

(a)	the Transferee Plan is qualified under Code § 401(a) and the trust maintained by the Transferee Plan to which the assets and liabilities are transferred is exempt from tax under Code § 501(a);

(b)	the transfer complies with Code § 414(l); and

(c)	where required or advisable, the approval of all necessary governmental agencies is obtained.

SECTION 19

Top-Heavy Provisions

19.1	Determination of Top-Heavy. Except as otherwise provided in this Section, the Plan will be considered a Top-Heavy Plan with respect to any Plan Year commencing on or after January 1, 1984 if, as of the last day of the preceding Plan Year:

(a)	The aggregate of the sum of the Accounts of Participants who are Key Employees (as defined in Code § 416(i)) exceeds 60 % of the aggregate of the sum of the Accounts of all Participants (the “60% Test”); or

(b)	The Plan is part of a required aggregation group (defined as (1) each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer that enables a plan described in (1) to meet the requirements of Code §§ 401(a)(4) or 410) and, as of the last day of the preceding Plan Year:

(i)	The sum of (1) the present value of the accrued benefits for Key Employees under all defined benefit plans included in such group, and (2) the aggregate of the Accounts of Key Employees under all defined contribution plans included in such group,

(ii)	Exceeds 60% of the sum, as of the last day of the preceding Plan Year, of the amounts specified in (i) above for all Participants.

Notwithstanding anything in this Section 19.1 to the contrary, the Plan will not be considered a Top-Heavy Plan with respect to any Plan Year if the Plan is a part of a permissive aggregation group (defined as the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410) that does not satisfy the requirements of Section 19.1(b) above.

Distributions on account of severance from employment, death, or Disability made within the preceding Plan Year, and any other distributions made within the preceding Plan Year and within the four Plan Years immediately preceding such Plan Year, will be added to the Account of any Participant in determining whether the Plan will be considered a Top-Heavy Plan. However, the Accounts and the Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior Plan Year, or who has not performed any services for any Employer maintaining the Plan at any time during the preceding Plan Year, will be disregarded.

19.2	Minimum Allocations. Notwithstanding the provisions of Section 5 or any other provision of the Plan to the contrary, for any year in which the Plan is deemed a Top-Heavy Plan, the minimum Employer Contributions for a Plan Year for each Participant who is a Non-Key Employee will be equal to the lesser of:

(a)	3% of the Participant’s compensation (as defined in Section 19.6); or

(b)	The percentage at which Before-Tax Contributions and Employer Contributions are made or required to be made under the Plan for the Key Employee for whom such percentage is highest for the Plan Year.

This minimum allocation will be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service, (ii) the Participant’s failure to make mandatory employee contributions to the plan, or (iii) compensation less than a stated amount.

If a Participant is also covered by a top-heavy defined benefit plan of another member of the Extended Group, “5%” will be substituted for “3%” above in determining the minimum contribution.

19.3	Minimum Vesting. If a Participant incurs a Termination of Employment before retirement, payment of his Accounts will be governed by Section 7.3 of the Plan.

19.4	Non-Key Employee. “Non-Key Employee” means any Employee who is not a Key Employee (as defined in Code § 416(i)).

19.5	Compensation. For purposes of this Section 19, compensation has the meaning given such term under Code § 414(q)(4).

19.6	Top-Heavy Ratio. For purposes of these top-heavy provisions, “top-heavy ratio” will mean:

(a)

If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed on account of severance from employment, death or Disability in the one-year period ending on the determination date(s) and any other distributions made in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed on account of severance from employment, death or Disability in the one-year period ending on the determination date(s) and any other distributions made in the five-year period ending on the determination date(s)), both computed in accordance with Code § 416 and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code § 416 and the regulations thereunder.

(b)

If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code § 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made on account of severance from employment, death or Disability in the one-year period ending on the determination date and any other distribution of an accrued benefit made in the five-year period ending on the determination date.

(c)	For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code § 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the one-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(d)	The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code § 411(b)(1)(C).

SECTION 20

Employee Stock Ownership Plan Provisions

20.1	Employee Stock Ownership Provisions of the Plan. This Section 20 sets forth special provisions applicable to the ESOP component of the Plan. Many of these provisions are only applicable when and to the extent that the Plan has made an ESOP Loan (as defined in Section 20.3(f)) that remains outstanding. The ESOP will constitute an employee stock ownership plan within the meaning of Code § 4975(e)(2) and ERISA § 407(d)(6), and the ESOP will be maintained as a component of the Plan as authorized by Treas. Reg. § 54.4975-11(a)(5). The ESOP will hold the following assets:

(a)	all assets (and earnings attributable thereto) acquired by the ESOP with the proceeds of any ESOP Loan (as defined in Section 20.3(e) below) and maintained by the ESOP in the ESOP Suspense Account (as defined in Section 20.3(g) below), the ESOP Interim Account (as defined in Section 20.3(d) below), or allocated among Participants’ Employer Accounts (other than Diversification Election proceeds that are not invested in a Company Stock Fund, as adjusted for investment experience, of all Participants who have made Diversification Elections);

(b)	all assets (and earnings attributable thereto) held in the ESOP Payment Account (as defined in Section 20.3(f) below);

(c)	all assets (and earnings attributable thereto) held by the ESOP component of the Old Monsanto Plan that were transferred to the ESOP component of this Plan as of the Effective Date (including any assets that were acquired by the ESOP component of the Old Monsanto Plan with the proceeds of an ESOP loan that was assumed or refinanced by the ESOP component of this Plan) and held in the ESOP Suspense Account, ESOP Interim Account, or ESOP Payment Account, or allocated among Participants’ Employer Accounts and all contributions (and earnings attributable thereto) made to the Plan on or after the Effective Date that are allocated to Employer Matching Accounts (other than the portion of Participants’ Employer Accounts that are not invested in a Company Stock Fund (as adjusted for investment experience) of all Participants who have made Diversification Elections);

(d)	to the extent not otherwise described above in this Section, effective July 1, 2007, all assets in the Accounts of each Participant that are invested in a Company Stock Fund (including earnings attributable to such assets, to the extent invested in a Company Stock Fund); and

(e)	all other property acquired by the ESOP.

From time to time, the Investment Committee (or an Independent Fiduciary appointed for such purpose) may direct the Trustee to enter into an ESOP Loan pursuant to the provisions of this Section and to use the proceeds of an ESOP Loan to acquire common stock of the Company or to repay an ESOP Loan.

The ESOP assets described in paragraphs (a), (b), (c) and (e), other than assets (and earnings attributable thereto) allocated to Participants’ Accounts, comprise the ESOP Fund as defined in Section 20.3(d).

The provisions of this Section will supersede contrary provisions of the Plan to the extent necessary to enable any ESOP Loan to qualify for exemption from the prohibited transaction provisions of ERISA and the Code. Unless otherwise specifically stated therein or unless the context otherwise requires, all other Sections of the Plan apply to the Plan as a whole, and not solely to the ESOP component or the profit sharing component of the Plan.

20.2	Effective Date. The ESOP will be effective as of the Effective Date.

20.3	Definitions.

(a)	Allocated Dividends. “Allocated Dividends” will mean cash dividends that are paid during the Plan Year on common stock of the Company held by the ESOP that (i) has been allocated to Participants’ Employer Accounts and (ii) has been acquired with the proceeds of an ESOP Loan (or acquired on or after the Spinoff Date (A) as a spinoff dividend on, or (B) pursuant to the sale or exchange described in Section 20.8(d) of, shares of common stock of Pharmacia that were acquired by the Old Monsanto Plan with the proceeds of an ESOP loan and transferred to this Plan as of the Effective Date).

(b)	Disqualified Person. “Disqualified Person” will mean a disqualified person within the meaning of Code § 4975(e)(2).

(c)	Employer Contributions. “Employer Contributions” will mean, only for purposes of Section 20, all Employer Matching Contributions and all Vacation Contributions.

(d)	ESOP Fund. “ESOP Fund” will mean the fund that holds the ESOP assets maintained in the ESOP Interim Account, the ESOP Payment Account or the ESOP Suspense Account.

(e)	ESOP Interim Account. “ESOP Interim Account” will mean the account described in Section 20.6(b).

(f)	ESOP Loan. “ESOP Loan” will mean a loan described in Section 20.4(a).

(g)	ESOP Payment Account. “ESOP Payment Account” will mean the account described in Section 20.5.

(h)	ESOP Suspense Account. “ESOP Suspense Account” will mean the account described in Section 20.4(d).

(i)	Financed Shares. “Financed Shares” will mean shares of common stock of the Company acquired by the Plan with the proceeds of the ESOP Loan (or acquired on or after the Spinoff Date (i) as a spinoff dividend on, or (ii) pursuant to the sale or exchange described in Section 20.8(d) of, shares of common stock of Pharmacia that were acquired by the Old Monsanto Plan with the proceeds of an ESOP loan and transferred to this Plan as of the Effective Date), or otherwise held as a result of conversion or other disposition of such shares, or acquired with the proceeds of any indebtedness previously incurred by the Trust (or by the trust under the Old Monsanto Plan), which is refinanced with the proceeds of the ESOP Loan; provided such shares are employer securities (as defined in Code § 409(l)).

(j)	Spinoff Date. See Appendix A.

(k)

Unallocated Dividends. “Unallocated Dividends” will mean cash dividends paid on common stock of the Company acquired with the proceeds of an ESOP Loan (or acquired on or after the Spinoff Date (i) as a spinoff dividend on, or (ii) pursuant to the sale or exchange described in Section 20.8(d) of, shares of common stock of Pharmacia that were acquired by the Old Monsanto Plan with the proceeds of an ESOP loan and transferred to this Plan as of the Effective Date) other than Allocated Dividends.

20.4	ESOP Loan.

(a)	Authority. The Plan Committee (or an Independent Fiduciary appointed for this purpose) may direct the Trustee to obtain an ESOP Loan or Loans to finance the acquisition of Financed Shares or to repay an existing ESOP Loan or to refinance an ESOP loan made to the ESOP component of the Old Monsanto Plan. The term “ESOP Loan” means a loan made to the ESOP, including a direct loan of cash, a purchase money transaction, or an assumption of an obligation of the ESOP. An ESOP Loan may be made by a Disqualified Person or may be secured by a guarantee of a Disqualified Person. “Guarantee” includes an unsecured guarantee and the use of the assets of a Disqualified Person as collateral for an ESOP Loan.

(b)	Conditions of Loans. An ESOP Loan must be primarily for the benefit of the Participants and their Beneficiaries. The terms of an ESOP Loan, whether or not between independent parties, must, at the time the ESOP Loan is made, be at least as favorable to the ESOP as the terms of a comparable loan resulting from arm’s length negotiations between independent parties. At the time an ESOP Loan is made, the interest rate for the ESOP Loan must not be in excess of a reasonable rate of interest, taking into account the amount and duration of the ESOP Loan, the security and guarantee (if any) involved, and the interest rate prevailing for comparable loans. The term of an ESOP Loan must be definitely ascertainable.

(c)	Use of Loan Proceeds. The proceeds of an ESOP Loan must be used within a reasonable time after their receipt by the ESOP and may be used only for one or more of the following purposes:

(i)	to acquire common stock of the Company,

(ii)	to repay such ESOP Loan, or

(iii)	to repay a prior ESOP Loan (including an ESOP loan made to the ESOP component of the Old Monsanto Plan that was refinanced by the ESOP component of this Plan).

Pursuant to the terms of the Trust Agreement, the Trustee will purchase any shares of common stock of the Company required for the ESOP, or cause such shares to be purchased, in the open market, by private purchase from the Company or any of its Affiliates, or by other private transactions.

(d)	ESOP Suspense Account. All assets acquired by the ESOP with the proceeds of an ESOP Loan will be added to and maintained under the ESOP Suspense Account. Assets will be withdrawn from the ESOP Suspense Account pursuant to the provisions of Section 20.6 as though all securities in the ESOP Suspense Account were encumbered.

(e)	Liability and Collateral for Loan. An ESOP Loan must be without recourse against the ESOP. The only assets of the ESOP that may be used as collateral on an ESOP Loan are common stock of the Company acquired with the proceeds of the ESOP Loan and common stock of the Company that was used as collateral on a prior ESOP Loan (including common stock of the Company that was received on or after the Spinoff Date (i) as a spinoff dividend on, or (ii) pursuant to the sale or exchange described in Section 20.8(d) of, common stock of Pharmacia that was acquired with the proceeds of an ESOP loan made to the ESOP component of the Old Monsanto Plan that is assumed or refinanced by the ESOP component of this Plan) repaid with the proceeds of the current ESOP Loan.

Except as permitted pursuant to Code § 404(k), no person entitled to payment under an ESOP Loan will have any right to assets of the Plan other than:

(i)	any collateral given for the ESOP Loan,

(ii)	Employer Contributions that are made to the ESOP and designated to be used to meet its obligations under the ESOP Loan, and

(iii)	earnings attributable to such collateral and the investment of such Employer Contributions.

20.5	Repayment of Loan; ESOP Payment Account.

(a)	Payments Generally. If an ESOP Loan is undertaken, the Trustee will cause the ESOP to repay the lender each Plan Year an amount that is equal to the greater of (i) the minimum amount of principal and interest necessary to meet the required principal and interest payments under the ESOP Loan agreement for the Plan Year and (ii) the amount necessary to fund the Employer Matching Contributions described in Sections 5.2(a)(i) and (ii), to the extent such Employer Matching Contributions are not otherwise satisfied by cash contributions or Forfeitures that are allocated directly to Employer Matching Accounts. Payments will be made from the ESOP Payment Account. Except as otherwise provided herein, the ESOP Payment Account will hold an amount equal to:

(i)	the sum of:

A.	Employer Contributions (other than contributions of common stock of the Company) made during or prior to the then current Plan Year that are designated to be made to the Trust to enable the Trust to meet its obligations under the ESOP Loan; plus,

B.	earnings received during or prior to the then current Plan Year on such contributions and on any Financed Shares (including Allocated and Unallocated Dividends); plus,

C.	any other assets lawfully available for this purpose;

(ii)	minus, such payments previously made in the then current and all prior Plan Years.

Allocated Dividends will be used to make payments on the ESOP Loan in accordance with Section 20.13 to the extent designated for such use by the Investment Committee (or the duly authorized delegate of such Committee) by the end of the Plan Year in which received or within a reasonable time after the close of such Plan Year, provided the Participants’ Accounts are then credited with the required amounts under Section 20.6(b)(i) to the extent Allocated Dividends are so designated and used. To the extent not designated to be used to make payments on the ESOP Loan, Allocated Dividends will be distributed to Participants or reinvested, in accordance with the Participants’ elections described in Section 20.13. Unallocated Dividends may be used, in the sole discretion of the Internal People Committee (or its duly authorized delegate), to fund part or all of the Special Allocation for the Plan Year ended December 31, 2008 described in Section 20.6(c).

(b)	Default Provision. If (i) at the time a loan payment is required, there is a default, (ii) as a result of the default, there are insufficient assets in the ESOP Payment Account to make the required payment, and (iii) under the terms of the ESOP Loan, the shares of common stock of the Company held in the ESOP Suspense Account are pledged as collateral, the Trustee may transfer shares in the ESOP Suspense Account to the ESOP Payment Account that are sufficient, when added to the other assets in the ESOP Payment Account, to make the required loan payment. This provision will be interpreted consistent with Treas. Reg. § 54.4975-7(b)(6).

(c)	Sale of Employer Stock in the Suspense Account. If, in circumstances permitted under Code § 4975 or under ERISA, common stock of the Company held in the ESOP Suspense Account is sold and is not reinvested in common stock of the Company within 120 days, the proceeds from such sale will be transferred to the ESOP Payment Account and will be used to satisfy any outstanding obligations under the ESOP Loan (by repayment, defeasance or other means). Notwithstanding anything herein to the contrary, no proceeds attributable to a sale of Financed Shares held by the ESOP Suspense Account will be released for allocation to a Participant’s Employer Accounts until all outstanding ESOP Loans have been repaid.

(d)	Excess in Suspense Account. If, at any time after all outstanding ESOP Loans have been retired, assets remain in the ESOP Suspense Account, such assets will be transferred to an ESOP Interim Account.

(e)	Refinancing. If, while one or more ESOP Loans is outstanding, a subsequent ESOP Loan is undertaken to refinance earlier loan(s), the proceeds of the subsequent ESOP Loan may be transferred from the ESOP Suspense Account to the ESOP Payment Account to the extent the transferred amounts do not exceed the outstanding balance on the earlier ESOP Loan(s), to be used to retire the prior ESOP Loan(s). Refinancing of the earlier ESOP Loan(s) will not cause a release of shares from the ESOP Suspense Account under Section 20.6 below.

(f)	Investment of Assets Held in ESOP Payment Account. Assets held in the ESOP Payment Account will be invested by the Investment Committee in a manner that is consistent with the provisions of the Trust Agreement.

20.6	Release from Suspense Account and Allocation Among Participants’ Accounts.

(a)	Annual Release from Suspense Account. With respect to any Plan Year for which one or more payments are made on an ESOP Loan pursuant to Section 20.5(a) (other than by reason of Section 20.5(e)), including any payment on an ESOP Loan that is made following the close of such Plan Year (but on or before the time prescribed by law for filing the Employer’s federal income tax return for that year, including extensions thereof) and is designated as being made with respect to such Plan Year, shares of common stock of the Company will be released from the ESOP Suspense Account in accordance with the General Rule or the Special Rule, as determined with respect to each ESOP Loan by the Investment Committee at the time the ESOP Loan is taken out. If the Investment Committee does not specify which rule is to be used, the General Rule will be used.

(i)

General Rule. Under the General Rule, the number of shares released for the Plan Year is equal to the number of shares held in the ESOP Suspense Account immediately before the payment(s) multiplied by a fraction, the numerator of which is the total amount of loan payments made with respect to the Plan Year and the denominator of which is the sum of the numerator and the principal and interest expected to be paid in all future Plan Years. If the collateral includes more than one class of stock of the Company, the number of shares of each class to be released for a Plan Year will be determined by applying the same fraction to each class. If, pursuant to the terms of an ESOP Loan, loan payments are to be made other than annually, the formulae set forth above will be adjusted in a manner consistent with the General Rule so as to take into account the frequency and timing of the loan payments and the other terms and conditions of the ESOP Loan.

(ii)	Special Rule. The Special Rule is based solely on principal payments as follows:

The number of shares released from the ESOP Suspense Account for the Plan Year will equal the total number of such shares held in the ESOP Suspense Account immediately prior to the release, multiplied by a fraction:

A.	the numerator of which is the amount of principal paid for the Plan Year; and

B.	the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years.

The Investment Committee may apply the Special Rule only if the ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, and only if the interest included in any payment is disregarded to the extent that it would be determined to be interest under standard loan amortization tables. The Special Rule will not be applicable from the time that, by reason of a renewal, extension or refinancing, the sum of (1) the expired duration of the ESOP Loan, (2) the renewal period, (3) the extension period, and (4) the duration of a new ESOP Loan, exceeds 10 years.

(iii)	In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

A.	the number of future years under the ESOP Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods; and

B.	if the ESOP Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made.

(b)	Allocation of Released Shares. Released shares will be allocated to the Employer Accounts of Participants as follows:

(i)	Dividend Replacement Allocation. If Allocated Dividends are used to make payments on an ESOP Loan, released shares of common stock of the Company (and, if applicable, additional shares of common stock of the Company contributed by the Company or purchased by the Trustee using cash contributions) having a fair market value equal to the amount of the Allocated Dividends used in making the payments on the ESOP Loan will be allocated to the Employer Matching Accounts of Participants in proportion to the shares of common stock of the Company credited to each account with respect to which Allocated Dividends have been paid. Notwithstanding anything herein to the contrary, if Allocated Dividends are used to repay an ESOP Loan, the Accounts that are affected will be put in the same position as a result of this Section 20 as if such dividends had been immediately used to acquire shares of common stock of the Company.

(ii)	Employer Contributions With Respect to Financed Shares. After the application of Section 20.6(b)(i) above, the remaining released shares of common stock of the Company will be allocated among Participants’ Employer Accounts in the same manner and amounts as if they were (A) Employer Matching Contributions, (B) Vacation Contributions, or (C) Employer Non-Elective Contributions. Notwithstanding anything to the contrary in the preceding sentence, with respect to the 2012 Plan Year, after the application of Section 20.6(b)(i) above, the remaining released shares of common stock of the Company will be allocated (i) first, among the Employer Matching Accounts of all Participants who are entitled in accordance with Section 5.2(a)(i) to receive Employer Regular Matching Contributions in respect of their Before-Tax and After-Tax Contributions made from January 1, 2012 through July 7, 2012 in proportion to and to the extent of the Employer Regular Matching Contributions to which each such Participant is entitled for 2012 and (ii) second, among the Employer Matching Accounts of each Participant in Employee Group A who is an Employee on December 31, 2012 as if Employer Discretionary Matching Contributions had been made in accordance with Section 5.2(a)(ii) on behalf of each such Participant in Employee Group A who is an Employee on December 31, 2012. Employer Matching Contribution allocations under this Section 20.6(b)(ii) will take precedence over Section 5, and all allocations hereunder will reduce, dollar for dollar, the amount of Employer Matching Contributions required in Section 5.

(iii)	ESOP Interim Account.

A.	Release in excess of (b)(i) and (b)(ii) Allocation Requirements. If, at any time during the Plan Year, the value of shares released from the Suspense Account exceeds the amount of the dividend replacement allocation described in Section 20.6(b)(i) above and the amount in Section 20.6(b)(ii) above, the excess shares will be placed in the ESOP Interim Account.

B.	Release insufficient to cover (b)(i) and (b)(ii) Allocation Requirements. If the value of shares released is less than the amount required under Section 20.6(b)(i) and (b)(ii), amounts will be removed from the ESOP Interim Account, to the extent available, to satisfy the Section 20.6(b)(i) and (b)(ii) requirements. If the assets in the ESOP Interim Account are insufficient when added to the value of shares released to satisfy the dividend replacement allocation of Section 20.6(b)(i) or the contribution requirement of Section 20.6(b)(ii), the necessary number of shares of common stock of the Company may be released from the ESOP Suspense Account and added to the ESOP Interim Account; provided, however, the cumulative number of shares released will not exceed the number that would otherwise be released by the payment of the remaining ESOP Loan payments projected to be made during the remainder of the Plan Year, and the shares that are released from the ESOP Suspense Account in this manner will be credited toward the number of shares that must be released pursuant to this Section once the ESOP Loan payments for the remainder of the Plan Year are actually made. In the alternative or as a supplement, the Investment Committee may direct that the Employer(s) contribute an amount sufficient to cover the shortfall or an amount sufficient to make a loan payment that will cause the release of sufficient shares to cover the shortfall.

C.	Excess remaining in ESOP Interim Account. If, as of the last day of the Plan Year after the allocation of all amounts described in Section 20.6(b)(i) and (b)(ii), there remains assets in the ESOP Interim Account, such assets will be allocated among the Employer Special Allocation Accounts of Participants who are Employees on the last day of that Plan Year in the same proportion as the amount of Employer Regular Matching Contributions described in Section 5.2(a)(i) for each the Participant for the Plan Year bears to the total amount of Employer Regular Matching Contributions described in Section 5.2(a)(i) for all Participants for the Plan Year.

D.	Alternative Discretionary Allocation. Notwithstanding anything to the contrary in subparagraph (b)(iii)(C), if, as of the last day of a Plan Year after allocation of all amounts described in subparagraphs (b)(i) and (b)(ii), there remains assets in the ESOP Interim Account, those assets may, if the Company so determines in its sole discretion, be allocated under subparagraph (b)(iii)(C) or be allocated under this subparagraph (b)(iii)(D), and if allocated under this subparagraph (b)(iii)(D), will be allocated among the Employer Special Allocation Accounts of Participants who are Employees on the last day of the Plan Year in the same proportion as the amount each Participant’s Eligible Compensation for the Plan Year of the allocation bears to the sum of the Eligible Compensation for the Plan Year for all Participants eligible to share in the allocation of this Discretionary Allocation. Notwithstanding anything to the contrary in Section 20.6(b)(iii), a Discretionary Allocation will be funded entirely with excess assets remaining in the ESOP Interim Account as of December 31 of the Plan Year for which this allocation is made and if an allocation is made under this subparagraph (b)(iii)(D), will be in lieu of any allocation that may otherwise be required by Section 20.6(b)(iii)(C) for the same Plan Year.

(c)

2008 Special Allocation. Notwithstanding anything to the contrary in the Plan, an amount equal to $4,000,000 will (i) be allocated one time only, as of December 31, 2008 and no later than July 31, 2009, to the Employer Special Allocation Accounts of Participants who were employed by an Employer on December 31, 2008 and were eligible to contribute to the Plan on December 31, 2008 (but without regard to whether they were actively contributing on December 31, 2008) (the “2008 Special Allocation”), in the same proportion as the amount each eligible Participant’s Eligible Compensation for the Plan Year ended December 31, 2008 bears to the sum of the Eligible Compensation for the Plan Year ended December 31, 2008 for all Participants eligible to share in the 2008 Special Allocation. Notwithstanding anything to the contrary in the Plan, the 2008 Special Allocation will be funded, in the sole discretion of the Internal People Committee, using Forfeitures, excess Unallocated Dividends, or cash, singly or in any combination and in any order. Notwithstanding anything to the contrary in the Plan, a Participant’s allocated share of the 2008 Special Allocation will be invested upon allocation in the same manner as the Participant has directed (under Section 9.4) the investment of his future contributions as of the date the 2008 Special Allocation actually was allocated; provided, however, that in the absence of valid directions from a Participant concerning the investment of his future contributions in effect on the date the 2008 Special Allocation actually was allocated, his allocated share of the 2008 Special Allocation will be invested as provided by the Plan’s default investment rules for future contributions in effect at the time.

20.7	Proceeds of ESOP Loans. The proceeds of each ESOP Loan will be placed in the ESOP Suspense Account and, as soon as practicable, will be either invested in common stock of the Company or used to repay an ESOP Loan. No common stock of the Company acquired with the proceeds of an ESOP Loan may be subject to a put, call, or other option, or buy-sell, except for the put option described in Section 20.10 below, or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP within the meaning of Code § 4975(e)(7).

20.8	Acquisition and Disposition of Common Stock of the Company.

(a)	General. Any purchase of common stock of the Company by the Trustee will be made at a price that is not in excess of its fair market value and any sale of common stock of the Company will be made at a price that is not less than its fair market value. The Investment Committee may direct the Trustee to buy from, or sell common stock of the Company to, any person, subject to paragraph (b) below.

(b)	Transaction with Disqualified Person. In the case of any transaction involving the transfer of common stock of the Company between the Trustee and a Disqualified Person, or any transaction involving common stock of the Company that is subject to ERISA § 406(b), no commission will be charged with respect to the transaction, and the transaction will be for adequate consideration (within the meaning of ERISA § 3(18)).

(c)	Expenses. No expense relating to the implementation of an ESOP will be charged to the Plan.

20.9	Employer Contributions to Retire Debt. The Company will make (or cause the other Employers to make) cash contributions to the Trust on or prior to the date on which a payment with respect to any outstanding ESOP Loan is scheduled to become due. The amount of such contribution(s) will be sufficient, when added to earnings received on such contributions and earnings (including Allocated and/or Unallocated Dividends) on Financed Shares, together with any other assets of the Trust lawfully available for this purpose, to make such payments on a timely basis. Unless the Company will itself make payments to satisfy the Trust’s payment obligations directly to whomever will be entitled to such payments, the Company also agrees to make (or cause the other Employers to make) such additional cash contributions to the Trust as may be necessary to enable the Trust to satisfy its other payment obligations thereunder on a timely basis, except to the extent inconsistent with the requirements of ERISA or the Code.

Except as provided in Section 20.5(c), if the payments on an ESOP Loan may be accelerated at the election of the borrower, the Investment Committee will have sole discretion to direct the Trustee to accelerate repayment of an ESOP Loan.

20.10	Put Option. If at the time of distribution, common stock of the Company distributed from the ESOP is not readily tradable on an established market (within the meaning of Code § 409(h)), such stock will be subject to a put option in the hands of a Qualified Holder by which the Qualified Holder may sell all or any part of the stock distributed to him from the ESOP to the Company. The term “Qualified Holder” will mean the Participant or Beneficiary receiving the distribution of such stock, or any other party to whom the stock is transferred by gift or by reason of death. The put option will be subject to the following conditions:

(a)	Initial Term. During the 60-day period following any distribution of such stock, a Qualified Holder will have the right to require the Company to purchase all or a portion of the distributed stock held by the Qualified Holder at Fair Market Value.

(b)	Subsequent Term. If a Qualified Holder fails to exercise his put option right under Section 20.10(a), the option right will temporarily lapse upon the expiration of the 60-day period. As soon as practicable following the last day of the Plan Year in which the 60-day option period expires, the Company will notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the stock as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder will again have the right to require the Company to purchase all or any portion of the distributed stock at Fair Market Value.

(c)	Fair Market Value. For purposes of this Section, “Fair Market Value” means the fair market value determined (i) as of the Accounting Date coinciding with or next preceding the exercise of the put option under this paragraph (c) or (ii) in the case of a transaction between the Plan and a Disqualified Person or a “party in interest” (within the meaning of ERISA § 3(14)), as of the date of the transaction.

(d)	Trustee’s Purchase Rights. The Trustee may be permitted, but not required, by the Company to purchase such stock put to the Company under a put option.

(e)	Exception to Term Limits. The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable federal or state laws.

(f)	Effect of Code and Regulations. Except as otherwise required or permitted by the Code, the put options under this Section will satisfy the requirements of Treas. Reg. § 54.4975-7(b) to the extent, if any, that such requirements apply to such put options. Nothing in this Section 20.10 will be interpreted as providing a Qualified Holder with rights greater than those required under the Code and applicable Treasury Regulations.

(g)	Exercise. A Qualified Holder must exercise his put option in writing to the Company. If a Qualified Holder exercises his put option under this Section, payment for the stock repurchased will be made, in the case of a distribution of a Participant’s entire account within one taxable year, in substantially equal annual payments over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than 30 days after exercise of the put option.

(h)	Survival of Put Option Right. To the extent required under the Code and applicable Treasury Regulations, the provisions of this Section will continue to apply to shares of common stock, whether or not the Plan is then an ESOP within the meaning of Code § 4975(e)(7).

20.11	Valuation. All valuations of common stock of the Company that is are not readily tradable on an established securities market will be made by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Code § 170(a)(1).

20.12	Forfeiture Rule. If a Participant forfeits some portion of his ESOP benefits (allocated pursuant to the provisions of this Section), and if any of the benefits attributable to his ESOP benefits consists of assets other than common stock of the Company (“Other Assets”), such Forfeiture will apply first to Other Assets, and, thereafter, to common stock of the Company.

20.13	Dividends Paid On Common Stock of the Company.

(a)

Allocated Dividends. During each Plan Year or within a reasonable time after the close of each Plan Year, the duly authorized delegate of the Plan Committee will determine the amount, if any, of Allocated Dividends for such Plan Year (other than Distributable Allocated Dividends as defined below) that will be used to make payments on the ESOP Loan attributable to such Plan Year, such that the sum of the Allocated Dividends so used and all other amounts held in the ESOP Payment Account as of the last day of the Plan Year is reasonably estimated to equal the amount required to be repaid to the lender by the Trustee for such Plan Year as provided in Section 20.5(a). To the extent Allocated Dividends are so used, Participants’ Accounts will be credited with the required amounts under Section 20.6(b)(i). To the extent Allocated Dividends received are not so designated and used to make payments on the ESOP Loan or distributed pursuant to the following paragraph, such Allocated Dividends will be retained by the Trustee and reinvested in common stock of the Company within the Company Stock Fund in the Participants’ or Beneficiaries’ Accounts as soon as practicable after such dividends are received.

Effective for Allocated Dividends received after July 1, 2007, the Plan Committee will allow Participants and Beneficiaries to make an election (referred to herein as a “Dividend Pass-Through Election”) to have a portion of their Allocated Dividends received on or after July 1, 2007 (such portion of their Allocable Dividends referred to herein as “Distributable Allocated Dividends”) (and any other dividends on common stock of the Company described in Section 20.13(b) and received after the Section 20.13(b) Effective Date):

(i)	distributed in cash to the Participant or Beneficiary as soon as administratively practicable following the date all such dividends for a Plan Year are received (but in no event later than 90 days following the end of the Plan Year in which the dividends are received), or

(ii)	retained by the Trustee and reinvested in common stock of the Company within the Company Stock Fund in the Participants’ or Beneficiaries’ Accounts as soon as practicable after such dividends are paid by the Company.

Dividend Pass-Through Elections will apply to such portion of Participants’ and Beneficiaries’ Allocated Dividends (and such other dividends described in Section 20.13(b)) as may be determined by the Plan Committee in its sole discretion from time to time and will be made at such times, in such manner and in accordance with such rules as the Plan Committee will establish and modify from time to time; provided, however, that a Dividend Pass-Through Election will not apply to any dividends received by the Trustee before the applicable Dividend Pass-Through Election is made.

Notwithstanding anything herein to the contrary, if a Participant is ineligible to make a Dividend Pass-Through Election for a Plan Year in accordance with subsection (d) of this Section 20.13, none of the Allocated Dividends received with respect to that Participant during the applicable Plan Year will be Distributable Allocated Dividends. In that event, the Plan Committee or its duly authorized designee may designate use of any or all of the Allocated Dividends received with respect to such a Participant during the applicable Plan Year to make payments on the ESOP Loan, provided the affected Participants’ Accounts are then credited with the required amounts under Section 20.6(b)(i).

(b)	Other Dividends Payable to Participants. This Section 20.13(b) will be effective upon the Company’s receipt of a favorable determination from the Internal Revenue Service that the modifications to the restatement of the Plan that occurred as of January 1, 2006 (the “2006 Restatement”) as compared to the provisions of the Plan immediately prior to the 2006 Restatement, including the provisions of this Section 20.13(b) when fully implemented after it becomes effective, will not adversely affect the Plan’s tax qualification under Code § 401(a) (the date of receipt of such letter, the “19.13(b) Effective Date”). Any dividend with respect to common stock of the Company (other than an Allocated Dividend) that is received on or after the date that is 90 days after the 19.13(b) Effective Date and that is allocated to Participants’ Accounts will be distributed in cash or reinvested in common stock of the Company in accordance with the applicable Participant’s or Beneficiary’s Dividend Pass-Through Election in effect for the Plan Year in which the dividend is received.

(c)	Default Where No Dividend Pass-Through Election is Made. Except as otherwise provided under such rules as the Plan Committee will determine and establish, if a

Participant or Beneficiary fails to make a timely Dividend Pass-Through Election, or otherwise fails to make such election in such manner and in accordance with such rules as the Plan Committee will establish and modify from time to time, the Participant or Beneficiary will be deemed to have elected to have any applicable Distributable Allocated Dividends (for purposes of Section 20.13(a)) and any other applicable dividends (for purposes of Section 20.13(b)) retained by the Trustee and reinvested in common stock of the Company within the Company Stock Fund in the Participant’s or Beneficiary’s Accounts as described in subsection (ii) of Section 20.13(a).

(d)	Limitation on Dividend Pass-Through Election for Certain Participants. Notwithstanding the foregoing, those Participants who are either (i) officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended or (ii) otherwise covered by the Company’s insider trading compliance policy, will not be eligible to make a Dividend Pass-Through Election for a Plan Year if, at the time designated by the Plan Committee for Participants to make such election, a Dividend Pass-Through Election by such Participants would violate any applicable federal law, give rise to short swing profit liability under the federal securities laws, or otherwise violate the Company’s insider trading compliance policy.

(e)	Other Dividends on Financed Shares. To the extent not Allocated Dividends, any dividends paid on Financed Shares will be placed in the ESOP Payment Account.

(f)	All Other Dividends. To the extent treatment of which is not otherwise specified in this Section 20.13, the dividends paid on the common stock of the Company other than Financed Shares held by the ESOP will be invested by the Trustee.

20.14	Changes in Allocation and Forfeiture Formulae. To the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, the formulae for the release of Financed Shares from the ESOP Suspense Account set forth in Section 20.6 and the formulae for the allocation of Forfeitures may not be amended more than once every six months, other than to comport with changes in, or requirements of, the Code, ERISA or the rules thereunder.

SCHEDULE I

Adopting Employers

Employer	Adoption Date
Monsanto Inter-America	July 1, 2001

Monsanto Technology, LLC	September 1, 2011

S - 1

APPENDIX A

History of the Company and the Plan

Effective as of October 1, 1974, the company then known as Monsanto Company (“Old Monsanto”) established the Monsanto Savings and Investment Plan (the “Old Monsanto Plan”) for the Plan Year beginning on January 1, 1974.

Effective September 1, 1997, Old Monsanto spun off its chemical businesses into a separate publicly owned company, Solutia Inc. (“Solutia”). In connection with the spinoff, Old Monsanto Plan assets and liabilities attributable to employees transferred from Old Monsanto to the new company were transferred to the Solutia Inc. Savings and Investment Plan effective as of September 1, 1997. All shareholders of Old Monsanto, including participants in the Old Monsanto Plan who held Old Monsanto Stock in the Accounts at the time of this transaction, received shares of common stock in Solutia as part of the transaction. Accordingly, the Old Monsanto Plan was amended to provide for a Chemical Stock Fund to hold the shares of common stock of Solutia received in the transaction. Participants could continue holding portion of their Accounts in the Chemical Stock Fund or could elect to transfer all or any portion of their Accounts from the Chemical Stock Fund to the Employee Company Stock Fund or to any of the other Investment Funds. The Chemical Stock Fund was provided solely to permit the continued holding of Participant Accounts or Employer Accounts in the Chemical Stock Fund following the spinoff of Solutia. Accordingly, no future contributions or investment transfers could be made to the Chemical Stock Fund following the spinoff of Solutia. This Plan was subsequently amended, effective December 10, 2008, to eliminate the Chemical Stock Fund as an Investment Fund under the Plan, and all balances remaining in the Chemical Stock Fund as of that date were transferred to the Moderately Aggressive Portfolio.

On February 9, 2000, Old Monsanto incorporated a wholly-owned subsidiary under Delaware law known as Monsanto Ag Company. As of March 31, 2000, Old Monsanto merged with Pharmacia & Upjohn, Inc., and, pursuant to such merger, the name of Old Monsanto was changed to Pharmacia Corporation (“Pharmacia”). Pharmacia became the sponsor of the Old Monsanto Plan. Also on March 31, 2000, the name of Monsanto Ag Company was changed to Monsanto Company (the “Company”).

Effective as of September 1, 2000, certain of the businesses theretofore conducted by Pharmacia, together with the employees in such businesses, were transferred to the Company. From that date until July 1, 2001 (the “Effective Date”), eligible Employees of the Company and its Affiliates participated in the Old Monsanto Plan. As of the Effective Date, the Old Monsanto Plan was split into two separate plans: (1) a profit sharing plan, with an employee stock ownership plan component, providing savings opportunities and retirement income to eligible Employees of the Company and certain of its Affiliates, which is known as the MONSANTO SAVINGS AND INVESTMENT PLAN (the “Plan”), to which was transferred (i) the assets of the Old Monsanto Plan allocable to Employees and certain former Employees of the Company and its Affiliates, and (ii) certain of the unallocated assets and liabilities of the employee stock ownership plan component of the Old Monsanto Plan; and (2) a profit sharing plan, with an employee stock ownership plan component, providing savings opportunities and retirement income to eligible employees of Pharmacia and certain of its affiliates (exclusive of the Company and its Affiliates), which is known as the Pharmacia Savings and Investment Plan (the “Pharmacia Plan”), and which continued to hold (i) the assets of the Old Monsanto Plan allocable to employees and certain former employees of Pharmacia Corporation and certain of its affiliates other than the Company and its Affiliates and (ii) the unallocated assets and liabilities of the employee stock ownership plan component of the Old Monsanto Plan that were not transferred to the Plan.

Effective as of the Effective Date, Employees of the Company and its Affiliates ceased to be eligible to continue active participation in the Old Monsanto Plan. The Plan was established by the Company on June 11, 2001 as a successor to the Old Monsanto Plan to provide savings opportunities and retirement income to Eligible Employees who continue employment with or become employed by the Company or certain of its Affiliates following the Effective Date. Each Employee of an Employer who was a Participant in the Old Monsanto Plan on the day immediately preceding the Effective Date became a Participant in the Plan as in effect on and after the Effective Date.

Prior to August 13, 2002 (the “Spinoff Date”), the Company and its Affiliates were members of the controlled group of corporations (within the meaning of Code § 414(b)) that included

Pharmacia. As of the Spinoff Date, all of the shares of common stock of the Company (“Company Shares”) held by Pharmacia were distributed to the shareholders of Pharmacia as a spinoff dividend, and the Company thereby ceased to be a member of the controlled group of corporations that includes Pharmacia. As a result of the spinoff of the Company from Pharmacia as of the Spinoff Date, the shares of common stock of Pharmacia (“Pharmacia Shares”) held in the Pharmacia Stock Fund were converted into Pharmacia Shares and Company Shares that were received as dividends with respect to such Pharmacia Shares. The Pharmacia Shares and the dividend Company Shares each represented a portion of the value of the pre-spinoff investments of Accounts in the Pharmacia Stock Fund.

In order to provide Participants with the opportunity to continue to hold the same economic investment following the Company spinoff as before, and to provide enhanced investment flexibility following the spinoff, the Plan was amended, effective as of the Spinoff Date, to provide not only for Company Stock Funds (including an Employer Company Stock Fund and an Employee Company Stock Fund), but also to continue to provide for a Pharmacia Stock Fund. Participants could continue holding portions of their Participant Accounts or Employer Accounts in the Pharmacia Stock Fund or could elect to transfer all or any portion of their Participant Accounts or Employer Accounts from the Pharmacia Stock Fund to the Employee Company Stock Fund or to any of the other Investment Funds. The Pharmacia Stock Fund was provided solely to permit the continued holding of Participant Accounts or Employer Accounts in the Pharmacia Stock Fund following the spinoff of the Company. Accordingly, no future contributions or investment transfers could be made to the Pharmacia Stock Fund following the Spinoff Date. All of the Pharmacia Shares held in the ESOP Suspense Account and the ESOP Interim Account were, as soon as possible following the Spinoff Date as was consistent with prudent investment standards as determined by an Independent Fiduciary appointed for this purpose, sold (or exchanged for Company Shares) and the proceeds of such sales were applied to the purchase of Company Shares to be held in the ESOP Suspense Account or ESOP Interim Account until allocated among Participants’ Employer Accounts.

Effective as of April 16, 2003 (the “Acquisition Date”), Pharmacia was acquired by Pfizer Inc. (“Pfizer”). As a result of this acquisition, all of the Pharmacia Shares held in the Pharmacia

Stock Fund and allocated to Participant Accounts or Employer Accounts were exchanged for shares of common stock of Pfizer (“Pfizer Shares”). In order to provide Participants with the opportunity to continue to hold, through December 30, 2005, the Pfizer Shares received as a result of the acquisition of Pharmacia by Pfizer, the Plan was amended and restated, effective as of the Acquisition Date, to provide for a Pfizer Stock Fund in replacement of the Pharmacia Stock Fund. The terms of the Plan as amended and restated, effective as of the Acquisition Date, allowed that Participants could either continue to hold portions of their Participant Accounts or Employer Accounts in the Pfizer Stock Fund through December 30, 2005 or could elect to transfer all or any portion of their Participant Accounts or Employer Accounts from the Pfizer Stock Fund to the Employee Company Stock Fund or to any of the other Investment Funds. The Pfizer Stock Fund was provided for a limited period solely to permit the continued holding, through December 30, 2005, of Participant Accounts or Employer Accounts in Pfizer Shares following the acquisition of Pharmacia by Pfizer. Accordingly, no future contributions or investment transfers could be made to the Pfizer Stock Fund following the Acquisition Date. Pursuant to the terms of the Plan as amended and restated, effective as of the Acquisition Date, the Pfizer Stock Fund was discontinued effective as of the close of business on December 30, 2005 and any portion of a Participant Account or Employer Account that remained invested in the Pfizer Stock Fund as of the close of business on December 30, 2005, for which no transfer election was made pursuant to the provisions of the Plan, was subsequently transferred to the Moderate Portfolio, which was the default investment option under the Plan on December 30, 2005.